                                                                   EXHIBIT 10.35

                                                                  EXECUTION COPY

                                  $175,000,000

                              TERM CREDIT AGREEMENT

                          Dated as of October 18, 2005

                                      among

                          FELCOR TRS BORROWER 1, L.P.,

                             as Initial Borrower,

                           FELCOR TRS GUARANTOR, L.P.,
                       FELCOR LODGING LIMITED PARTNERSHIP
                     AND THE OTHER GUARANTORS NAMED HEREIN,

                                 as Guarantors,

                          CITICORP NORTH AMERICA, INC.,

                               as Initial Lender,

                          CITICORP NORTH AMERICA, INC.,

                as Administrative Agent and as Collateral Agent,

                                       and

                         CITIGROUP GLOBAL MARKETS INC.,

               as Sole Lead Arranger and Sole Book Running Manager

                               TABLE OF CONTENTS

SECTION                                                                                   PAGE
                                          ARTICLE I
                               DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms......................................................   2
SECTION 1.02. Computation of Time Periods; Other Definitional Provisions.................  24
SECTION 1.03. Accounting Terms...........................................................  25

                                          ARTICLE II
                              AMOUNTS AND TERMS OF THE ADVANCES

SECTION 2.01. The Term Advances..........................................................  25
SECTION 2.02. Making the Term Advances...................................................  25
SECTION 2.03. Repayment of Term Advances.................................................  26
SECTION 2.04. Mandatory Termination or Reduction of the Term Commitments.................  27
SECTION 2.05. Prepayments................................................................  27
SECTION 2.06. Interest...................................................................  28
SECTION 2.07. Fees.......................................................................  29
SECTION 2.08. Conversion of Term Advances................................................  29
SECTION 2.09. Increased Costs, Etc.......................................................  29
SECTION 2.10. Payments and Computations..................................................  31
SECTION 2.11. Taxes......................................................................  33
SECTION 2.12. Sharing of Payments, Etc...................................................  35
SECTION 2.13. Use of Proceeds............................................................  36
SECTION 2.14. Evidence of Debt...........................................................  36
SECTION 2.15. Extension of Maturity Date.................................................  36

                                         ARTICLE III
                                    CONDITIONS OF LENDING

SECTION 3.01. Conditions Precedent to Initial Borrowing..................................  37
SECTION 3.02. Conditions Precedent to Each Borrowing.....................................  40
SECTION 3.03. Determinations Under Section 3.01..........................................  40

                                          ARTICLE IV
                                REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Loan Parties.........................  41

                                          ARTICLE V
                                COVENANTS OF THE LOAN PARTIES

SECTION 5.01. Affirmative Covenants......................................................  48
SECTION 5.02. Negative Covenants.........................................................  52
SECTION 5.03. Reporting Requirements.....................................................  57
SECTION 5.04. Financial Covenants........................................................  60

                                          ARTICLE VI
                                       EVENTS OF DEFAULT

SECTION 6.01. Events of Default..........................................................  60

                                         ARTICLE VII
                                           GUARANTY

SECTION 7.01. Guaranty; Limitation of Liability..........................................  63
SECTION 7.02. Guaranty Absolute..........................................................  64
SECTION 7.03. Waivers and Acknowledgments................................................  65
SECTION 7.04. Subrogation................................................................  66
SECTION 7.05. Guaranty Supplements and Accession Agreements..............................  67
SECTION 7.06. Indemnification by Guarantors..............................................  67
SECTION 7.07. Subordination..............................................................  67
SECTION 7.08. Continuing Guaranty........................................................  68
SECTION 7.09. Recourse Nature of Guaranty; FLLP Cap Date.................................  68

                                         ARTICLE VIII
                                          THE AGENTS

SECTION 8.01. Authorization and Action; Appointment of Supplemental Collateral Agents....  69
SECTION 8.02. Agents' Reliance, Etc......................................................  70
SECTION 8.03. CNAI and Affiliates........................................................  70
SECTION 8.04. Lender Credit Decision.....................................................  70
SECTION 8.05. Indemnification by Lenders.................................................  70
SECTION 8.06. Successor Agents...........................................................  71

                                         ARTICLE IX
                                        MISCELLANEOUS

SECTION 9.01. Amendments, Etc............................................................  72
SECTION 9.02. Notices, Etc...............................................................  72
SECTION 9.03. No Waiver; Remedies........................................................  73
SECTION 9.04. Costs and Expenses.........................................................  74
SECTION 9.05. Right of Set-off...........................................................  75
SECTION 9.06. Binding Effect.............................................................  75
SECTION 9.07. Assignments and Participations; Replacement Notes..........................  76
SECTION 9.08. Execution in Counterparts..................................................  78
SECTION 9.09. Confidentiality............................................................  78
SECTION 9.10. Release of Collateral......................................................  79
SECTION 9.11. Patriot Act Notification...................................................  79
SECTION 9.12. Jurisdiction, Etc..........................................................  79
SECTION 9.13. Governing Law..............................................................  80
SECTION 9.14. WAIVER OF JURY TRIAL.......................................................  80

SCHEDULES
Schedule I          -  Term Commitments and Applicable Lending Offices
Schedule II         -  Mortgage Assets
Schedule III        -  Unencumbered Assets
Schedule IV         -  Leased TRS Hotels
Schedule V          -  Previously Owned Hotels
Schedule VI         -  TRS Recapitalization Transactions
Schedule 4.01(b)    -  Subsidiaries
Schedule 4.01(f)    -  Material Litigation
Schedule 4.01(n)    -  Existing Debt
Schedule 4.01(o)    -  Surviving Debt
Schedule 4.01(p)    -  Surviving Liens
Schedule 4.01(q)    -  Real Property
       Part I       -  Owned Hotels
       Part II      -  Leased Hotels
       Part III     -  Management Agreements
       Part IV      -  Franchise Agreements
Schedule 4.01(r)    -  Environmental Concerns
Schedule 4.01(w)    -  Plans and Welfare Plans

EXHIBITS

Exhibit A           -  Form of Note
Exhibit B           -  Form of Notice of Borrowing
Exhibit C           -  Form of Accession Agreement
Exhibit D           -  Form of Guaranty Supplement
Exhibit E           -  Form of Assignment and Acceptance
Exhibit F           -  Form of Security Agreement
Exhibit G           -  Form of Mortgage
Exhibit H           -  Form of Assignment of Leases
Exhibit I           -  Form of Closing Opinion of Jenkens & Gilchrist
Exhibit J           -  Form of Opinion of Local Counsel (Real Estate Matters)

                              TERM CREDIT AGREEMENT

            TERM CREDIT AGREEMENT dated as of October 18, 2005 (this "AGREEMENT") among FELCOR TRS BORROWER 1, L.P., a Delaware limited partnership (the "INITIAL BORROWER", and together with any Additional Borrowers (as hereinafter defined) acceding hereto pursuant to Section 3.02 or 5.01(j), the "BORROWERS"), FELCOR TRS GUARANTOR, L.P., a Delaware limited partnership (the "TRS GUARANTOR"), FELCOR LODGING LIMITED PARTNERSHIP, Delaware limited partnership ("FLLP"), the other entities identified herein as guarantors (together with TRS Guarantor, FLLP, the Borrowers and any Additional Guarantors acceding hereto pursuant to Section 5.01(j) or 7.05, the "GUARANTORS"), CITICORP NORTH AMERICA, INC. ("CNAI"), as the initial lender (the "INITIAL LENDER"), CNAI, as administrative agent (together with any successor administrative agent appointed pursuant to Article VIII, the "ADMINISTRATIVE AGENT") for the Lenders (as hereinafter defined), CNAI, as collateral agent (together with any successor collateral agent appointed pursuant to Article VIII, the "COLLATERAL AGENT", and together with the Administrative Agent, the "AGENTS") for the Secured Parties (as hereinafter defined), and CITIGROUP GLOBAL MARKETS INC. ("CGMI"), sole lead arranger and sole book running manager (the "ARRANGER").

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "ACCESSION AGREEMENT" means an agreement entered into by a Borrower in substantially the form of Exhibit C hereto.

            "ACTUAL DEBT SERVICE" has the meaning specified in the definition of "Mortgage Assets Debt Service Coverage Ratio".

            "ADDITIONAL BORROWER" means any direct or indirect wholly-owned Subsidiary of FLLP, other than the Initial Borrower, that (a) is designated as a Borrower in a Notice of Borrowing, and (b) is or will be at by the close of business on the day of the Borrowing requested in such Notice of Borrowing, the owner of one or more Mortgage Assets, either directly or through a wholly-owned Subsidiary of such Borrower that is a Guarantor hereunder.

            "ADDITIONAL GUARANTORS" has the meaning specified in Section 7.05.

            "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

            "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent with Citibank, N.A., at its office at Two Penns Way, Suite 110, New Castle, Delaware 19720, ABA No. 021000089, Account No. 4078-4524, Account Name: Leverage Finance, Reference: FelCor, Attention: Global Loans/Agency, or such other account as the Administrative Agent shall specify in writing to the Lenders.

            "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 20% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

            "AGENTS" has the meaning specified in the recital of parties to this Agreement.

            "AGREEMENT" has the meaning specified in the recital of parties to this Agreement.

            "AGREEMENT VALUE" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to:
      (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "MASTER AGREEMENT"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

            "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

            "APPLICABLE MARGIN" means, at any date of determination occurring during any of the periods set forth below, the corresponding percentage per annum as set forth below:

                                                   APPLICABLE MARGIN                APPLICABLE MARGIN
                  PERIOD                      FOR EURODOLLAR RATE ADVANCES       FOR BASE RATE ADVANCES
---------------------------------------       ----------------------------       ----------------------
October 18, 2005 through April 17, 2006                  1.50%                            0.50%
April 18, 2006 through October 17, 2006                  1.75%                            0.75%
October 18, 2006 through April 17, 2007                  2.00%                            1.00%
          April 18, 2007 and thereafter                  2.25%                            1.25%

            "APPRAISAL" means an appraisal complying with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended from time to time, commissioned by and prepared for the account of the Collateral Agent (for the benefit of the Lenders) by a MAI appraiser selected by the Collateral Agent in consultation with the Borrowers, and otherwise in scope, form and substance satisfactory to the Collateral Agent.

            "APPROVED FRANCHISOR" means, with respect to any Hotel Asset, a nationally recognized hotel brand franchisor that has entered into a written franchise agreement (or, if no separate franchise agreement has been entered into with respect to such Hotel Asset, a written management agreement) in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent confirms that as of the Closing Date the existing franchisors of the Hotel Assets shown on Schedule Part IV of Schedule 4.01(q) hereto are satisfactory to the Administrative Agent.

            "APPROVED MANAGER" means, with respect to any Hotel Asset, a nationally recognized hotel manager (a) with (or controlled by a Person or Persons with) at least ten years of experience in the hotel management industry, and (b) that is engaged pursuant to a written management agreement in form and substance reasonably satisfactory to the Administrative Agent. The Administrative Agent confirms that as of the Closing Date the existing hotel managers of the Hotel Assets shown on Schedule Part III of Schedule 4.01(q) hereto are satisfactory to the Administrative Agent. For purposes of this definition, the term "control" (including the term "controlled by") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

            "ARRANGER" has the meaning specified in the recital of parties to this Agreement.

            "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit D hereto.

            "ASSIGNMENTS OF LEASES" has the meaning specified in Section 5.01(j)(ii)(B).

            "BANKRUPTCY LAW" means any applicable law governing a proceeding of the type referred to in Section 6.01(f) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

            "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.'s base rate and (b) 1/2 of 1% per annum above the Federal Funds Rate.

            "BASE RATE ADVANCE" means a Term Advance that bears interest as provided in Section 2.06(a)(i).

            "BORROWER EQUITY HOLDER" means each holder of direct Equity Interests in any Borrower.

            "BORROWERS" has the meaning specified in the recital of parties to this Agreement. Each Borrower shall at all times be a direct or indirect wholly-owned Subsidiary of FLLP.

            "BORROWER ACCOUNT" means, with respect to each Borrowing, the account specified in the Notice of Borrowing with respect thereto maintained by or on behalf of the Borrower named therein.

            "BORROWER PARTIES" means the Loan Parties (other than FLLP).

            "BORROWING" means a borrowing consisting of simultaneous Term Advances of the same Type made by the Lenders.

            "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

            "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

            "CASH EQUIVALENTS" means any of the following, to the extent owned by the applicable Loan Party or any of its Subsidiaries free and clear of all Liens (other than Liens created under the Collateral Documents) and having a maturity of not greater than 90 days from the date of issuance thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) certificates of deposit of or time deposits with any commercial bank that is a Lender or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1,000,000,000 or (c) commercial paper in an aggregate amount of not more than $50,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

            "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

            "CGMI" has the meaning specified in the recital of parties to this Agreement.

            "CHANGE OF CONTROL" means the occurrence of any of the following:
      (a) any Person or two or more Persons acting in concert shall have acquired and shall continue to have following the date hereof beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the REIT (or other securities convertible into such Voting Interests) representing 35% or more of the combined voting power of all Voting Interests of the REIT; or (b) there is a change in the composition of the REIT's Board of Directors over a period of 24 consecutive months (or less) such that a majority of Board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board; or (c) any Person or two or more Persons acting in concert shall have acquired and shall continue to have following the date hereof, by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation will result in their acquisition of the power to direct, directly or indirectly, the management or policies of the REIT; or (d) any Borrower Party ceases to be a direct or indirect wholly-owned Subsidiary of FLLP; or (e) the REIT ceases to be the direct legal and beneficial owner of all general partnership interests in FLLP and the indirect beneficial owner (through its Equity Interests in other entities) of limited partnership interests comprising more than 50% of the Equity Interests in FLLP; or (f) FLLP or any of its Subsidiaries shall create, incur, assume or suffer to exist any Lien on the direct or indirect Equity Interests in any Borrower Party owned by it other than pursuant to the Collateral Documents.

            "CLOSING DATE" means October 18, 2005 or such other date as may be agreed upon by the Borrowers and the Administrative Agent.

            "CNAI" has the meaning specified in the recital of parties to this Agreement.

            "COLLATERAL" means all "Collateral" and all "Mortgaged Property" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

            "COLLATERAL AGENT" has the meaning specified in the recital of parties to this Agreement.

            "COLLATERAL DELIVERY DATE" means January 10, 2006.

            "COLLATERAL DELIVERABLES" means the following items, each in form and substance satisfactory to the Administrative Agent (unless otherwise specified) in sufficient copies for each Lender:

                  (i) Completed requests for information dated as of a current date, listing all effective financing statements filed in the jurisdictions referred to in Section 5.01(j)(ii)(A) and in such other jurisdictions specified by the Administrative Agent that name any Borrower Party as debtor, together with copies of such financing statements;

                  (ii) Copies of the Assigned Agreements referred to in the
            Security Agreement and all amendments thereto with respect to each Mortgage Asset), together with a consent to such assignment, in substantially the form of Exhibit C to the Security Agreement or otherwise in form and substance satisfactory to the Administrative Agent, duly executed by each party to such Assigned Agreements other than the Borrower Parties;

                  (iii) A subordination agreement executed and delivered by the property manager of each Mortgage Asset;

                  (iv) A franchisor comfort letter executed and delivered by the franchisor (if any) of each Mortgage Asset;

                  (v) Evidence that all other action that the Collateral Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, UCC termination statements and landlords' and bailees' waiver and consent agreements);

                  (vi) Reports supplementing Schedules III, 4.01(b) and 4.01(q)
            hereto, including descriptions of such changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete, certified as correct and complete by a Responsible Officer of the Borrowers;

                  (vii) With respect to each Mortgage Asset, a fully paid
            American Land Title Association Lender's Extended Coverage title insurance policy (collectively, the "MORTGAGE POLICIES") in form and substance, with endorsements (including a zoning endorsement where available) and in an amount (not to exceed in the aggregate for all Mortgage Assets the aggregate principal amount of Term Advances then outstanding) acceptable to the Collateral Agent, issued, coinsured and reinsured by title insurers acceptable to the Collateral Agent, insuring each Mortgage to be a valid first and subsisting Lien on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances (as defined in the Mortgages), and providing for such other affirmative insurance (including endorsements for mechanics' and materialmen's Liens where applicable) and such coinsurance and direct access reinsurance as the Collateral Agent may deem necessary or desirable, and with respect to any such property located in a State in which a zoning endorsement is not available, a zoning compliance letter from the applicable municipality in a form reasonably acceptable to the Collateral Agent;

                  (viii) With respect to each Unencumbered Asset, a current
            record owner and lien search performed by a title insurer acceptable to the

            Administrative Agent showing TRS Guarantor or a wholly-owned Subsidiary thereof as the current record title holder of such Unencumbered Asset and showing no Liens of record other than Permitted Liens;

                  (ix) With respect to each Hotel Asset, an American Land Title
            Association/American Congress on Surveying and Mapping form survey for which all necessary fees have been paid, prepared by a land surveyor duly registered and licensed in the State in which the property described in such surveys is located and acceptable to the Collateral Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects acceptable to the Collateral Agent, provided that in the case of Mortgage Assets only, each such survey shall be (A) dated no more than 30 days before the date of its delivery to the Agents, and (B) certified to the Administrative Agent, the Collateral Agent and the issuer of the Mortgage Policies in a manner satisfactory to the Collateral Agent;

                  (x) With respect to each Mortgage Asset, engineering, soils, environmental and other similar reports in form and substance and from professional firms acceptable to the Administrative Agent;

                  (xi) Estoppel and consent agreements executed by each of the lessors of any leased Mortgage Assets, along with (A) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected Mortgage Asset, as lessor, or (B) evidence that the applicable lease with respect to such leasehold interest or memorandum thereof has been recorded in all places necessary or desirable, in the Administrative Agent's reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest or (3) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation;

                  (xii) An Appraisal of each Mortgage Asset;

                  (xiii) Such other consents, agreements, Affiliate lease
            subordination agreements and confirmations of lessors and third parties as the Administrative Agent may reasonably deem necessary or desirable, and evidence that all other action that the Collateral Agent may reasonably deem necessary or desirable, in order to create and maintain valid first and subsisting Liens on the property described in the Mortgages has been taken;

                  (xiv) Evidence of insurance (which may consist of binders or certificates of insurance) naming the Administrative Agent as loss payee and additional insured with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is customary for the hotel industry and reasonably satisfactory to the Administrative Agent, including, without limitation, the insurance required by the terms of the Security Agreement and the Mortgages;

                  (xv) An opinion of Jenkens & Gilchrist, counsel for the
            Borrower Parties, with respect to (A) the valid existence, corporate power and authority of the Borrower Parties party to the Loan Documents, (B) the execution and delivery of the Loan Documents by the Borrower Parties and enforceability thereof against the Borrower Parties, (C) the perfection of the security interests created by the Security Agreement, and (D) such other matters as any Lender through the Administrative Agent may reasonably request;

                  (xvi) A favorable opinion of special New York counsel for the
            Borrower Parties reasonably acceptable to the Administrative Agent with respect to (A) the enforceability of the Loan documents against the Loan Parties, (B) the creation of the security interests created pursuant to the Security Agreement, and (C) such other matters as any Lender through the Administrative Agent may reasonably request; and

                  (xvii) Favorable opinions of local counsel for the Borrower
            Parties in the States in which the Mortgage Assets are located, with respect to the enforceability and perfection of the Mortgages, substantially in the form of Exhibit J hereto or otherwise in form and substance satisfactory to the Administrative Agent.

            "COLLATERAL DOCUMENTS" means the Security Agreement, the Mortgages, the Assignments of Leases and any other agreement entered into by a Loan Party that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

            "COMMUNICATIONS" has the meaning specified in Section 9.02(b).

            "CONFIDENTIAL INFORMATION" means information that any Loan Party furnishes to any Agent or any Lender in writing designated as confidential, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender from a source other than the Loan Parties or the Administrative Agent or any Lender.

            "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

            "CONTINGENT OBLIGATION" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

            "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Term Advances of one Type into Term Advances of the other Type pursuant to Section 2.08, 2.09 or 2.10.

            "DEBT" of any Person means, without duplication for purposes of calculating financial ratios, (a) all Debt for Borrowed Money of such Person, (b) all Obligations of such Person for the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business and not overdue by more than 60 days, (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person (other than Preferred Interests that are issued by any Loan Party or Subsidiary thereof and classified as either equity or minority interests pursuant to GAAP) or any warrants, rights or options to acquire such Equity Interests, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

            "DEBT FOR BORROWED MONEY" of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person.

            "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

            "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

            "DRAW PERIOD" had the meaning specified in Section 2.01.

            "EFFECTIVE DATE" means the first date on which the conditions set forth in Article III shall be satisfied.

            "ELIGIBLE ASSIGNEE" means (i) a Lender; (ii) an Affiliate or Fund Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, respectively, and having total assets in excess of $500,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States or any State thereof, and having total assets in excess of $500,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow, or a political subdivision of any such country, and having total assets in excess of $500,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) the central bank of any country that is a member of the OECD; (vii) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $500,000,000; and (viii) any other Person approved by the Administrative Agent, and, unless a Default has occurred and is continuing at the time any assignment is effected pursuant to Section 9.07, approved by the Borrowers, each such approval not to be unreasonably withheld or delayed.

            "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

            "ENVIRONMENTAL LAW" means any Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

            "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "EQUITY INTERESTS" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

            "ERISA EVENT" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9),
      (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;
      (b) the application for a minimum funding waiver with respect to a Plan;
      (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in
      Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
      (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

            "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

            "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period or, if for any reason such rate is not available, the rate per annum (rounded upward, if necessary, to the nearest 1/100 of 1%) at which deposits in U.S. dollars are offered by the principal office of the Reference Bank in London, England to prime banks in the London interbank market at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Reference Bank's Eurodollar Rate Advance comprising part of such Borrowing to be outstanding during such Interest Period (or, if the Reference Bank shall not have such a Eurodollar Rate Advance, $1,000,000) and for a period equal to such Interest Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

            "EURODOLLAR RATE ADVANCE" means a Term Advance that bears interest as provided in Section 2.06(a)(ii).

            "EURODOLLAR RATE RESERVE PERCENTAGE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

            "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

            "EXISTING DEBT" means, without duplication, (a) all Debt of the Borrower Parties and their Subsidiaries, and (b) all Debt secured by the Hotel Assets, in each case in the respective principal amounts allocable to such Hotel Assets and outstanding immediately before giving effect to
      (i) the TRS Recapitalization Transactions scheduled to occur on or about the Closing Date and (ii) the application of the proceeds of the initial Borrowing.

            "EXTENSION DATE" has the meaning specified in Section 2.15.

            "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "FEE LETTER" means the fee letter dated as of September 9, 2005 among the REIT, CNAI and CGMI, as the same may be amended from time to time.

            "FF&E" means, with respect to any Hotel Asset, any furniture, fixtures and equipment, including any beds, lamps, bedding, tables, chairs, sofas, curtains, carpeting, smoke detectors, mini bars, paintings, decorations, televisions, telephones, radios, desks, dressers, towels, bathroom equipment, heating, cooling, lighting, laundry, incinerating, loading, swimming pools, landscaping, garage and power equipment, machinery, engines, vehicles, fire prevention, refrigerating, ventilating and communications apparatus, carts, dollies, elevators, escalators, kitchen appliances, restaurant equipment, computers, reservation systems, software, cash registers, switchboards, cleaning equipment or any other items of furniture, fixtures and equipment typically used in hotel properties (including furniture, fixtures and equipment used in guest rooms, lobbies, common areas, front desk, back office, bars, restaurants, kitchens, laundries, concierge, bellman, recreation, amusement, landscaping, parking and other areas of hotels) and any replacements of all or any portion of any of the foregoing.

            "FF&E RESERVE" means, with respect to any Mortgage Asset for any fiscal period, an amount equal to 4% of the total revenues generated from the operation of such Mortgage Asset for such fiscal period.

            "FISCAL YEAR" means a fiscal year of FLLP and its Consolidated Subsidiaries ending on December 31 in any calendar year.

            "FLLP" has the meaning specified in the recital of the parties to this Agreement.

            "FLLP CAP" has the meaning specified in Section 7.09.

            "FLLP CAP DATE" means the date on which the Loan Parties shall have delivered to the Administrative Agent all Collateral Documents and Collateral Deliverables and otherwise satisfied in full their respective obligations under Sections 5.01(j)(ii) and 5.01(j)(iii).

            "FRANCHISE AGREEMENTS" means (a) the Franchise Agreements set forth on Part IV of Schedule 4.01(q) hereto (or, if no separate franchise agreement has been entered into with respect to any Hotel Asset, the applicable Management Agreement), and (b) any Franchise Agreement in respect of a Hotel Asset (or if no separate franchise agreement is entered into with respect thereto, the applicable Management Agreement) entered into after the Closing Date in compliance with Sections 5.01(n) and 5.01(o).

            "FUND AFFILIATE" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "GAAP" has the meaning specified in Section 1.03.

            "GOOD FAITH CONTEST" means the contest of an item as to which: (a) such item is contested in good faith, by appropriate proceedings, (b) reserves that are adequate are established with respect to such contested item in accordance with GAAP and (c) the failure to pay or comply with such contested item during the period of such contest is not reasonably likely to result in a Material Adverse Effect.

            "GUARANTEED OBLIGATIONS" has the meaning specified in Section 7.01.

            "GUARANTY" means the Guaranty by the Guarantors pursuant to Article VII, together with any and all Guaranty Supplements and Accession Agreements from time to time delivered pursuant to Section 5.01(j)(i) or
      Section 7.05.

            "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls, radon gas and mold and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

            "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

            "HEDGE BANK" means any Lender or an Affiliate of a Lender in its capacity as a party to a Secured Hedge Agreement.

            "HOTEL ASSETS" means the Mortgage Assets and the Unencumbered
      Assets.

            "INDEMNIFIED COSTS" has the meaning specified in Section 8.05(a).

            "INDEMNIFIED PARTY" has the meaning specified in Section 7.06(a).

            "INITIAL BORROWER" has the meaning specified in the recital of the parties to this Agreement.

            "INITIAL LENDER" has the meaning specified in the recital of parties to this Agreement.

            "INITIAL MORTGAGE ASSETS" means those Mortgage Assets identified as "Initial Mortgage Assets" on Schedule II hereto and with respect to which all Liens securing Existing Debt encumbering such Mortgage Assets have been satisfied and released in full on the Closing Date.

            "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

            "INTEREST PERIOD" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the applicable Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by such Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two or three months (or, to the extent available from all Lenders, any shorter period), as the applicable Borrower may, upon notice received by the Administrative Agent not later than 12:00 Noon (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (i) no Borrower may select any Interest Period with respect to any Eurodollar Rate Advance that ends after the Maturity Date;

                  (ii) Interest Periods commencing on the same date for
            Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                  (iii) whenever the last day of any Interest Period would
            otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided, however, that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

            "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "INVESTMENT" means (a) any loan or advance to any Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of any Person, any capital contribution to any Person or any other direct or indirect investment in any Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of any Person, and (b) the purchase or other acquisition of any real property.

            "LEASED TRS HOTELS" means those hotels listed in Part I of Schedule IV hereto.

            "LENDERS" means the Initial Lenders, and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

            "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

            "LOAN DOCUMENTS" means (a) this Agreement, (b) the Notes, (c) the Fee Letter, (d) each Accession Agreement, (e) each Guaranty Supplement,
      (f) the Collateral Documents and (g) each Secured Hedge Agreement, in each case, as amended.

            "LOAN PARTIES" means the Borrowers and the Guarantors.

            "LOSSES" has the meaning specified in the definition of "Recourse Carve-Out Liabilities".

            "MANAGEMENT AGREEMENTS" means (a) the Management Agreements set forth on Part III of Schedule 4.01(q) hereto, and (b) any Management Agreement in respect of a Hotel Asset entered into after the Closing Date in compliance with Section 5.01(n).

            "MARGIN STOCK" has the meaning specified in Regulation U.

            "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise), results of operations or prospects of (a) FLLP or FLLP and its Subsidiaries, taken as a whole, or
      (b) the Borrower Parties or the Borrower Parties and their Subsidiaries, taken as a whole.

            "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, condition (financial or otherwise), operations or prospects of
      (i) FLLP and its Subsidiaries, taken as a whole, or (ii) the Borrower Parties and their Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender under any Loan Document, (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party or (d) the value of the Mortgage Assets or the Unencumbered Assets, taken as a whole.

            "MATERIAL CONTRACT" means each contract to which FLLP, any Borrower Party or any Subsidiary of any Borrower Party is a party involving aggregate consideration payable to or by FLLP, such Borrower Party or such Subsidiary in an amount of $5,000,000 or more per annum or otherwise material to the business, condition (financial or otherwise), operations, performance, properties or prospects of FLLP or the Borrower Parties and their Subsidiaries, taken as a whole. Without limitation of the foregoing, the Management Agreements shall be deemed to comprise Material Contracts hereunder.

            "MATERIAL DEBT" means recourse Debt of any Loan Party or any Subsidiary of a Loan Party that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of $10,000,000 or more, either individually or in the aggregate; in each case (a) whether the primary obligation of one or more of the Loan Parties or their respective Subsidiaries, (b) whether the subject of one or more separate debt instruments or agreements, and (c) exclusive of Debt outstanding under this Agreement.

            "MATERIAL LITIGATION" has the meaning specified in Section 3.01(f).

            "MATURITY DATE" means the earlier of (a) the first anniversary of the Closing Date, subject to the extension thereof pursuant to Section
      2.16 and (b) the date of termination in whole of the Term Commitments pursuant to Section 2.04 or 6.01.

            "MAXIMUM FACILITY AMOUNT" means $175,000,000.

            "MOODY'S" means Moody's Investors Service, Inc. and any successor thereto.

            "MORTGAGE POLICIES" has the meaning specified in the definition of "Collateral Deliverables".

            "MORTGAGE ASSETS" means those assets identified on Schedule II hereto, which assets are (a) in the case of the Initial Mortgage Assets, owned by the Initial Borrower or a Borrower Party that is a wholly-owned Subsidiary of the Initial Borrower by the close of business on the Closing Date, and (b) in the case of all other Mortgage Assets, either (i) owned by a Borrower or a wholly-owned Subsidiary thereof on the Closing Date or (ii) intended to be transferred to a Borrower or a wholly-owned Subsidiary thereof in compliance with the Qualifying Asset Conditions prior to the Collateral Delivery Date.

            "MORTGAGE ASSETS DEBT SERVICE COVERAGE RATIO" means, at any date of determination, the ratio of (a) the aggregate Net Operating Income for all Mortgage Assets to (b) the actual interest expense and scheduled principal amortization payments in respect of the Term Advances payable by the Borrowers under this Agreement ("ACTUAL DEBT SERVICE") for the consecutive four fiscal quarters of the Borrowers most recently ended; provided, however, that:

                  (i) at any date of determination occurring on or before March
            31, 2006, the amount described in clause (b) above shall be deemed to equal (A) the One Month Eurodollar Rate plus the Applicable Margin multiplied by (B) the aggregate principal amount of all Term Advances then outstanding; and

                  (ii) at any date of determination occurring after March 31,
            2006 and on or before December 31, 2006, the amount described in clause (b) above shall be deemed to equal (A) the Actual Debt Service for the immediately preceding fiscal quarter of the Borrowers, multiplied by (B) four.

            "MORTGAGES" has the meaning specified in Section 5.01(j)(ii)(B).

            "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
      Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "NEGATIVE PLEDGE" means, with respect to any asset, any provision of a document, instrument or agreement (other than a Loan Document) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Debt of the Person owning such asset or any other Person.

            "NET OPERATING INCOME" means, with respect to any Mortgage Asset,
      (a) the total rental and other revenue from the operation of such Mortgage Asset, minus (b) the sum of the FF&E Reserve for such Mortgage Asset plus all expenses and other proper charges incurred in connection with the operation and maintenance of such Mortgage Asset, including, without limitation, management fees, repairs, real estate and chattel taxes and bad debt expenses, but before payment or provision for debt service charges, income taxes and depreciation, amortization and other non-cash expenses, all as determined in accordance with GAAP and in each case for the consecutive four fiscal quarters of operations of such Mortgage Asset most recently ended.

            "NET SALES PROCEEDS" has the meaning specified in Section 5.02(e).

            "NOTE" means a promissory note of any Borrower payable to the order of any Lender, in substantially the form of Exhibit A hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Term Advances made by such Lender.

            "NOTICE" has the meaning specified in Section 9.02(c).

            "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

            "NPL" means the National Priorities List under CERCLA.

            "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender, in its sole discretion, may elect to pay or advance on behalf of such Loan Party.

            "OECD" means the Organization for Economic Cooperation and Development.

            "ONE MONTH EURODOLLAR RATE" means, at any date of determination, an interest rate per annum equal to the Eurodollar Rate that would apply to a hypothetical Term Advance made two Business Days after such date of determination in an amount equal to the aggregate principal amount of all Term Advances then outstanding and for a one month Interest Period.

            "OTHER TAXES" has the meaning specified in Section 2.12(b).

            "PATRIOT ACT" has the meaning specified in Section 9.12.

            "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

            "PERMITTED DISTRIBUTION" has the meaning specified in Section
      2.05(b).

            "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies not yet due and payable; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that (i) are not overdue for a period of more than 30 days and (ii) individually or together with all other Permitted Liens outstanding on any date of determination do not materially adversely affect the use of the property to which they relate; (c) pledges or deposits to secure obligations under workers' compensation or unemployment laws or similar legislation or to secure public or statutory obligations; (d) easements, zoning restrictions, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use or value of such property for its present purposes; (e) Tenancy Leases; (f) Permitted Encumbrances as defined in the Mortgages, and (g) possessory Liens on cash to the extent arising under any Management Agreement or Franchise Agreement.

            "PERMITTED VARIANCES" means certain terms and conditions of the Leased TRS Hotels described on Part II of Schedule IV hereto.

            "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "PLAN" means a Single Employer Plan or a Multiple Employer Plan.

            "PLATFORM" has the meaning specified in Section 9.02(b).

            "POST PETITION INTEREST" has the meaning specified in Section
      7.07(c).

            "PREFERRED INTERESTS" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

            "PREVIOUSLY OWNED HOTELS" means those hotel assets listed on
      Schedule V hereto.

            "QUALIFYING ASSET CONDITIONS" means, with respect to any Hotel Asset, that such Hotel Asset (a) is located in one of the 48 contiguous states of the United States of America or the District of Columbia, (b) has been in operation for at least one year; (c) if a Mortgage Asset, is 100% owned directly by a Borrower or a Guarantor that is a wholly owned Subsidiary of a Borrower either in fee simple absolute or subject to a Qualifying Ground Lease; (d) if an Unencumbered Asset, is 100% owned directly by TRS Guarantor or a Guarantor that is a wholly-owned Subsidiary thereof either in fee simple absolute or subject to a Qualifying Ground Lease, (d) is fully operating, open to the public, and not under significant development or redevelopment; (e) is free of all material structural defects or architectural deficiencies, title defects, environmental or other material matters (including a casualty event or condemnation) that could reasonably be expected to have a material adverse effect on the value, use or ability to sell or refinance such Hotel Asset;
      (f) is operated by an Approved Manager or any other property manager approved by the Administrative Agent; (g) is subject to a Franchise Agreement with an Approved Franchisor or any other franchisor approved by the Administrative Agent; (h) is not subject to mezzanine Debt financing;
      (i) is not, and no interest of any Loan Party therein is, subject to any Lien (other than Permitted Liens and Liens created by the Collateral Documents) or any Negative Pledge; and (j) the Borrower Party that owns such Hotel Asset has the right to take the following actions without the need to obtain the consent of any Person: (1) to create Liens on such Hotel Asset as security for Debt of such Borrower Party, and (2) to sell, transfer or otherwise dispose of such Hotel Asset.

            "QUALIFYING GROUND LEASE" means a ground lease of real property containing the following terms and conditions (subject, however to Permitted Variances, which shall be deemed permitted hereunder): (a) a remaining term (exclusive of any unexercised extension options) of 30 years or more from the Closing Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased real property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability of the lessee's interest under such lease, including the ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of a leasehold estate demised pursuant to a ground lease.

            "RECOURSE CARVE-OUT LIABILITIES" means (a) any claims, losses, liabilities, demands, judgments, penalties, costs, damages and expenses, including any loss of the principal amount of any Term Advances (or any portion thereof), directly or indirectly incurred or sustained by any Indemnified Party ("LOSSES") in connection with the Term Facility, the Loan Documents, the transactions contemplated by the Loan Documents or the Hotel Assets, caused by, resulting from or arising out of or in connection with any of the following: (i) fraud, willful misconduct, or material misrepresentation by any Loan Party, (ii) the misappropriation by any Loan Party or any Affiliate thereof of any Net Operating Income or other cash proceeds of the Collateral, (iii) the non-payment of real estate taxes in respect of any Hotel Asset despite the existence of Net Operating Income or other proceeds of the Hotel Assets sufficient therefor (other than real estate taxes subject to a Good Faith Contest not required to be paid pursuant to Section 5.01(b)), (iv) the commission of waste with regard to any Hotel Asset (or any portion thereof) by any Loan Party, (v) intentional misconduct of any Loan Party causing the cancellation of any insurance coverage, (vi) the Transfer of any Hotel Asset (or any material portion thereof) or any other property or asset in violation Section 5.02(e) or any other provision of the Loan Documents, (vii) the failure of any Borrower Party to cause the Net Sales Proceeds of any Transfer of any Hotel Asset to be applied to repay Term Advances at the times and to the extent required pursuant to Section 2.05(b), (viii) the occurrence of any Event of Default described in Section 6.01(f) consisting of a voluntary bankruptcy or insolvency proceeding or as to which the applicable Loan Party or Borrower Party Subsidiary shall fail to diligently contest such bankruptcy or insolvency proceeding in good faith by appropriate proceedings, (ix) any non-compliance by any Loan Party or any Subsidiary thereof with any Environmental Law or the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries or any Hotel Asset, (x) from and after the Collateral Delivery Date, any Loan Party or Affiliate thereof (A) affirmatively seeks, in any case, action, suit or proceeding to suspend, reduce, impede, or impair the right of recourse of the Collateral Agent or any other Secured Party to the Collateral or any portion thereof, or (B) engages in any intentional act or misrepresentation which has the effect of suspending, delaying, reducing, impeding, or impairing the right of recourse of the Collateral Agent or any other Secured Party to the Collateral or any portion thereof, or (xi) the ownership, management or operation of the Previously Owned Hotels or any other matter arising out of or relating to the Previously Owned Hotels, plus (b) all attorneys' fees, court costs, and other legal expenses and all other costs and expenses of any kind which any Indemnified Party may at any time pay or incur in attempting to collect, compromise or enforce in any respect the Guaranty by FLLP of the Recourse Carve-Out Liabilities, whether or not suit is ever filed, and whether or not in connection with any insolvency, bankruptcy, reorganization, arrangement or other similar proceeding involving any Borrower or Guarantor.

            "REFERENCE BANK" means Citibank, N.A.

            "REGISTER" has the meaning specified in Section 9.07(d).

            "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "REIT" means FelCor Lodging Trust Incorporated, a Maryland corporation.

            "REPORTING PARTIES" has the meaning specified in Section
      5.03(b)(ii).

            "REQUIRED LENDERS" means, at any time, Lenders owed or holding greater than 50% of the aggregate principal amount of the Term Advances outstanding at such time.

            "RESPONSIBLE OFFICER" means, with respect to any Loan Party, any officer of, or any officer of any general partner or managing member of, such Loan Party, which Officer has (a) responsibility for performing the underlying function that is the subject of the action required of such officer hereunder, or (b) supervisory responsibility for such an officer.

            "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

            "SALE AND LEASEBACK TRANSACTION" shall mean any arrangement with any Person providing for the leasing by a Borrower Party or any of its Subsidiaries of any real property that has been sold or transferred or is to be sold or transferred by such Borrower Party or such Subsidiary, as the case may be, to such Person.

            "SECURED HEDGE AGREEMENT" means any Hedge Agreement permitted under
      Article V that is entered into by and between any Loan Party and any Hedge Bank and that is secured by the Collateral Documents.

            "SECURED OBLIGATIONS" means, collectively, the "Secured Obligations" as defined in the Security Agreement and the "Obligations" as defined in the Mortgages.

            "SECURED PARTIES" means the Agents, the Lenders and the Hedge Banks.

            "SECURITIES ACT" means the Securities Act of 1933, as amended to the date hereof and from time to time hereafter, and any successor statute.

            "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

            "SECURITY AGREEMENT" has the meaning specified in Section 5.01(j)(ii)(A).

            "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "SOLVENT" means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person, on a going-concern basis, is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person, on a going-concern basis, is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time (including, without limitation, after taking into account appropriate discount factors for the present value of future contingent liabilities), represents the amount that can reasonably be expected to become an actual or matured liability.

            "SUBORDINATED OBLIGATIONS" has the meaning specified in Section 7.07(a).

            "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) 50% or more of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate, in each case, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

            "SUPPLEMENTAL COLLATERAL AGENT" has the meaning specified in Section 8.01(b).

            "SURVIVING DEBT" means, without duplication, (a) all Debt of the Borrower Parties and their Subsidiaries, and (b) all Debt secured by the Hotel Assets in the respective principal amounts allocable to such Hotel Assets, in each case to the extent outstanding immediately before and after giving effect to (i) the TRS Recapitalization Transactions scheduled to occur on or about the Closing Date, and (ii) the application of the proceeds of the initial Borrowing on the Closing Date.

            "TAXES" has the meaning specified in Section 2.12(a).

            "TENANCY LEASES" means operating leases, subleases, licenses, occupancy agreements and rights-of-use entered into by any Borrower Party or any Subsidiary of a Borrower Party in its capacity as a lessor or a similar capacity in the ordinary course of business that do not materially and adversely affect the use of the real property encumbered thereby for its intended purpose (excluding any lease entered into in connection with a Sale and Leaseback Transaction).

            "TERM ADVANCE" has the meaning specified in Section 2.01.

            "TERM COMMITMENT" means, (a) with respect to any Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term Commitment" or (b) if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
      Section 9.07(d) as such Lender's "Term Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.04.

            "TERM FACILITY" means, at any time, the aggregate amount of the Lenders' Term Commitments at such time.

            "TRANSFER" has the meaning specified in Section 5.02(e).

            "TRS GUARANTOR" has the meaning specified in the recital of parties to this Agreement.

            "TRS RECAPITALIZATION TRANSACTIONS" means the transactions described in Schedule VI hereto.

            "TYPE" refers to the distinction between Term Advances bearing interest at the Base Rate and Term Advances bearing interest at the Eurodollar Rate.

            "UNENCUMBERED ASSETS" means those assets identified on Schedule III hereto, which assets are owned by TRS Guarantor or a wholly-owned Subsidiary thereof on the Closing Date, as such Schedule may be supplemented from time to time pursuant to the provisions hereof.

            "UNUSED COMMITMENT" means, with respect to any Lender at any date of determination, (a) such Lender's Term Commitment at such time minus (b) the aggregate principal amount of all Term Advances made by such Lender on or prior to such date of determination.

            "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

            "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability under applicable law.

            "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding". References in the Loan Documents to any agreement or contract "AS AMENDED" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

            SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) ("GAAP").

                                   ARTICLE II
                        AMOUNTS AND TERMS OF THE ADVANCES

            SECTION 2.01. The Term Advances. Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each, a "TERM ADVANCE") to the Borrowers on any Business Day from the date hereof through January 9, 2006 (the "DRAW PERIOD") in an amount for each such Term Advance not to exceed such Lender's Unused Commitment at such time. Each such Borrowing shall consist of Term Advances of the same Type made simultaneously by the Lenders ratably according to their Term Commitments. Amounts borrowed under this
Section 2.01 and repaid or prepaid may not be reborrowed. Notwithstanding the foregoing, no more than four Borrowings shall be permitted hereunder and no Borrowings shall be permitted after the last day of the Draw Period.

            SECTION 2.02. Making the Term Advances. (a) Each Borrowing shall be made on notice, given not later than 12:00 Noon (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or not later than 1:00 P.M. (New York City time) on the date one Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the applicable Borrower to the Administrative Agent, which shall give to each Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier or e-mail, in each case in substantially the form of Exhibit B hereto, specifying therein the requested (i) Borrower in respect of such Borrowing, (ii) date of such Borrowing, (iii) Type of Term Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing, (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Term Advance, and (vi) the account information for the Borrower Account to which such Borrowing should be credited. Each Lender shall, before 12:00 Noon (New York City time) on the date of such Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances and 1:00 P.M. (New York City time) on the date of such Borrowing in the case of a Borrowing consisting of Base Rate Advances, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Term Commitments of such Lender and the other Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the applicable Borrower by crediting the applicable Borrower Account.

            (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrowers may not select Eurodollar Rate Advances for the initial Borrowing hereunder or for any Borrowing if the aggregate amount of such Borrowing is less than $1,000,000 or if the obligation of the Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.06(d)(ii), 2.08 or 2.9 and (ii) there may not be more than 5 separate Borrowings outstanding at any time.

            (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrowers. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrowers shall indemnify each Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in
Article III, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

            (d) Unless the Administrative Agent shall have received notice from a Lender prior to (x) the date of any Borrowing consisting of Eurodollar Rate Advances or (y) 12:00 Noon (New York City time) on the date of any Borrowing consisting of Base Rate Advances that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the applicable Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of any Borrower, the interest rate applicable at such time under Section 2.06 to Term Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Term Advance as part of such Borrowing for all purposes.

            (e) The failure of any Lender to make the Term Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Term Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Term Advance to be made by such other Lender on the date of any Borrowing.

            SECTION 2.03. Repayment of Term Advances. The Borrowers shall repay to the Administrative Agent for the ratable account of the Lenders the aggregate outstanding principal amount of the Term Advances then outstanding on the following dates in the amounts indicated (which amounts shall be reduced (a) as a result of the application of prepayments in accordance with the order or priority set forth in Section 2.05, and (b) to take into account any reduction in the Term Commitments pursuant to Section 2.04(b) resulting from the failure of the aggregate principal amount of Borrowings drawn during the Draw Period to equal the Maximum Facility Amount, as determined by the Administrative Agent (it being acknowledged that the payment amounts set forth below are intended to reflect amortization based on a 25-year schedule applied to the aggregate principal amount of Borrowings drawn during the Draw Period):

       DATE                                                         AMOUNT
------------------                                               ------------
   May 18, 2006                                                  $ 252,527.00
  June 18, 2006                                                  $ 253,790.00
  July 18, 2006                                                  $ 255,059.00
 August 18, 2006                                                 $ 256,334.00
September 18, 2006                                               $ 257,616.00
 October 18, 2006                                                $ 258,904.00

provided, however, that (i) the final principal installment shall be repaid on the Maturity Date in an amount equal to the aggregate principal amount of the Term Advances outstanding on such date, and (ii) if the Maturity Date shall be extended pursuant to Section 2.15, the foregoing amortization schedule shall be adjusted by the Administrative Agent to reflect such extension, and (subject to the provisions of Sections 2.04, 2.05 and 6.01), the aggregate outstanding principal amount of all Term Advances shall be repaid on the Maturity Date as so extended.

            SECTION 2.04. Mandatory Termination or Reduction of the Term Commitments. (a) Upon each repayment or prepayment of the Term Advances, the Term Facility shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term Advances outstanding after giving effect to such repayment or prepayment of the Term Advances. Each such reduction shall be allocated ratably among the Lenders in accordance with their Term Commitments. Upon any reduction of the Term Facility to zero, the Term Commitments shall be automatically terminated.

            (b) On the last day of the Draw Period, following the funding by the Lenders of any Advances made on such date in accordance with Section 2.02, each Lender's Term Commitment shall be automatically and permanently reduced by the amount of such Lender's Unused Commitment.

            SECTION 2.05. Prepayments. (a) Optional. The Borrowers may, upon same day notice in the case of Base Rate Advances and two Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrowers shall, prepay the outstanding aggregate principal amount of the Term Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that (i) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $250,000 in excess thereof or, if less, the amount of the Term Advances outstanding and (ii) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Term Advance, the Borrowers shall also pay any amounts owing pursuant to Section 9.04(c). Each such prepayment of Term Advances shall be applied to the installments thereof in inverse order of maturity.

            (b) Mandatory. In accordance with Section 5.02(e), the Borrowers shall, upon the receipt of Net Sales Proceeds from the Transfer of any Hotel Asset by any Borrower Party or any Subsidiary thereof, prepay a principal amount of Term Advances equal to the amount of such Net Sales Proceeds; provided, however that (A) TRS Guarantor and its Subsidiaries may exclude from the mandatory prepayment required under this Section and distribute to FLLP an aggregate amount not to exceed $36,000,000 of Net Sales Proceeds resulting from the sale by TRS Guarantor and its Subsidiaries of Unencumbered Assets (the "PERMITTED DISTRIBUTION"), and (B) any Net Sales Proceeds remaining after all Term Advances have been prepaid in full may be retained by the applicable Borrower Party or Subsidiary thereof. All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid. Each such prepayment of Term Advances shall be applied to the installments thereof in inverse order of maturity.

            SECTION 2.06. Interest. (a) Scheduled Interest. The Borrowers shall pay interest on the unpaid principal amount of each Term Advance owing to each Lender from the date of such Term Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. During such periods as such Term Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each December, March, June and September during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

            (ii) Eurodollar Rate Advances. During such periods as such Term Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Term Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Term Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

            (b) Default Interest. Upon the occurrence and during the continuance of any Event of Default, the Borrowers shall pay interest on (i) the unpaid principal amount of each Term Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Term Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Term Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

            (c) Notice of Interest Period and Interest Rate. Promptly upon receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the definition of "Interest Period", the Administrative Agent shall give notice to the Borrowers and each Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above, and the applicable rate, if any, furnished by the Reference Bank for the purpose of determining the applicable interest rate under clause (a)(ii) above.

            (d) Interest Rate Determination. If Telerate Page 3750 (or a successor page) is unavailable and the Reference Bank fails to furnish timely information to the Administrative Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances,

            (i) the Administrative Agent shall forthwith notify the Borrowers and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances,

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

            (ii) each such Term Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Term Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and

            (iii) the obligation of the Lenders to make, or to Convert Term Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

            SECTION 2.07. Fees. The Borrowers shall pay to each Agent for its own account the fees, in the amounts and on the dates, set forth in the Fee Letter and such other fees as may from time to time be agreed between the Borrowers and such Agent.

            SECTION 2.08. Conversion of Term Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 12:00 Noon (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections
2.06 and 2.09, Convert all or any portion of the Term Advances of one Type comprising the same Borrowing into Term Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in
Section 2.02(b), no Conversion of any Term Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and each Conversion of Term Advances comprising part of the same Borrowing shall be made ratably among the Lenders in accordance with their Term Commitments. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Term Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Term Advances. Each notice of Conversion shall be irrevocable and binding on the Borrowers.

            (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Term Advances shall automatically Convert into Base Rate Advances.

            (ii) If the applicable Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrowers and the Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

            (iii) Upon the occurrence and during the continuance of any Event of Default, (y) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(z) the obligation of the Lenders to make, or to Convert Term Advances into, Eurodollar Rate Advances shall be suspended.

            SECTION 2.09. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances (excluding, for purposes of this Section 2.09, any such increased costs resulting from (y) Taxes or Other Taxes (as to which Section 2.11 shall govern) and (z) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which such Lender is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that a Lender claiming additional amounts under this Section 2.09(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender. A certificate as to the amount of such increased cost, submitted to the Borrowers by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

      (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend and other commitments of such type (or similar contingent obligations), then, upon demand by such Lender or such corporation (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend. A certificate as to such amounts submitted to the Borrowers by such Lender shall be conclusive and binding for all purposes, absent manifest error.

            (c) If, with respect to any Eurodollar Rate Advances, the Required Lenders notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Eurodollar Rate Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Lenders, whereupon (i) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Term Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers that such Lenders have determined that the circumstances causing such suspension no longer exist.

            (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrowers through the Administrative Agent, (i) each Eurodollar Rate Advance will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert Term Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrowers that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

            SECTION 2.10. Payments and Computations. (a) The Borrowers shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.12), not later than 12:00 Noon (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed
(i) if such payment by the Borrowers is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lenders and (ii) if such payment by the Borrowers is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) Each Borrower hereby authorizes each Lender and each of such Lender's Affiliates, if and to the extent payment owed to such Lender is not made when due hereunder or, in the case of a Lender, under the Notes held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of such Borrower's accounts with such Lender any amount so due.

            (c) All computations of interest based on the Base Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate or the Federal Funds Rate and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (e) Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to any Lender hereunder that the Borrowers will not make such payment in full, the Administrative Agent may assume that the Borrowers have made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrowers shall not have so made such payment in full to the Administrative Agent, each such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

            (f) Whenever any payment received by the Administrative Agent under this Agreement or any of the other Loan Documents is insufficient to pay in full all amounts due and payable to the Agents and the Lenders under or in respect of this Agreement and the other Loan Documents on any date, such payment shall be distributed by the Administrative Agent and applied by the Agents and the Lenders in the following order of priority:

            (i) first, to the payment of all of the fees, indemnification payments, costs and expenses that are due and payable to the Agents (solely in their respective capacities as Agents) under or in respect of this Agreement and the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such fees, indemnification payments, costs and expenses owing to the Agents on such date;

            (ii) second, to the payment of all of the indemnification payments, costs and expenses that are due and payable to the Lenders under Section
      9.04 and any similar section of any of the other Loan Documents on such date, ratably based upon the respective aggregate amounts of all such indemnification payments, costs and expenses owing to the Lenders on such date;

            (iii) third, to the payment of all of the amounts that are due and payable to the Administrative Agent and the Lenders under Sections 2.09 and 2.11 on such date, ratably based upon the respective aggregate amounts thereof owing to the Administrative Agent and the Lenders on such date;

            (iv) fourth, to the payment of all of the accrued and unpaid interest on the Obligations of the Borrower under or in respect of the Loan Documents that is due and payable to the Administrative Agent and the Lenders under Section 2.06(b) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lenders on such date;

            (v) fifth, to the payment of all of the accrued and unpaid interest on the Term Advances that is due and payable to the Administrative Agent and the Lenders under Section 2.06(a) on such date, ratably based upon the respective aggregate amounts of all such interest owing to the Administrative Agent and the Lenders on such date;

            (vi) sixth, to the payment of the principal amount of all of the outstanding Term Advances that are due and payable to the Lenders on such date, ratably based upon the respective aggregate amounts of all such principal the Lenders on such date; and

            (vii) seventh, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date.

            SECTION 2.11. Taxes. (a) Any and all payments by any Loan Party to or for the account of any Lender or any Agent hereunder or under any other Loan Document shall be made, in accordance with Section 2.10 or the applicable provisions of such other Loan Document, if any, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and each Agent, taxes that are imposed on its overall net income by the United States and taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender, taxes that are imposed on its overall net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under any other Loan Document being hereinafter referred to as "TAXES"). If any Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or any Agent, and unless such requirement arises from the failure of a Lender to furnish the documentation described in Section 2.11(e), (i) the sum payable by the such Loan Party shall be increased as may be necessary so that after such Loan Party and any Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.11) such Lender or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and
(iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, each Loan Party shall pay any present or future stamp, documentary, excise, property, intangible, mortgage recording or similar taxes, charges or levies that arise from any payment made by such Loan Party hereunder or under any other Loan Documents or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, or the other Loan Documents (hereinafter referred to as "OTHER TAXES").

            (c) The Loan Parties shall indemnify each Lender and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this Section 2.11, imposed on or paid by such Lender or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or such Agent (as the case may be) makes written demand therefor.

            (d) Upon the request of the Administrative Agent, within 30 days after the date of any payment of Taxes, the appropriate Loan Party shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment, to the extent such receipt is issued therefor, or other evidence of payment thereof reasonably satisfactory to the Administrative Agent. In the case of any payment hereunder or under the other Loan Documents by or on behalf of a Loan Party through an account or branch outside the United States or by or on behalf of a Loan Party by a payor that is not a United States person, if such Loan Party determines that no Taxes are payable in respect thereof, such Loan Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of subsections (d) and (e) of this Section 2.11, the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

            (e) Each Lender organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of the Initial Lender, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as reasonably requested in writing by the Borrowers (but only so long thereafter as such Lender remains lawfully able to do so), provide each of the Administrative Agent and the Borrowers with two original Internal Revenue Service Forms W8-BEN or W-8EC1, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Agreement or any other Loan Document. If the forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) of this Section 2.11 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W8-BEN or W8-EC1, that the applicable Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Borrowers and shall not be obligated to include in such form or document such confidential information. Upon the request of the Borrowers, any Lender that is a United States person and is not an exempt recipient for U.S. backup withholding purposes shall deliver to the Borrowers two copies of Internal Revenue Service form W-9 (or any successor form).

            (f) For any period with respect to which a Lender has failed to provide the Borrowers with the appropriate form or other document described in subsection (e) above (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring after the date on which a form or other document originally was required to be provided or if such form or other document otherwise is not required under subsection (e) above), such Lender shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.11 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver a form or other document required hereunder, the Loan Parties shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

            (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.11 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

            (h) In the event that an additional payment is made under Section 2.11(a) or (c) for the account of any Lender and such Lender, in its sole discretion, determines that it has finally and irrevocably received or been granted a credit against or release or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such Lender shall, to the extent that it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the applicable Loan Party such amount as such Lender shall, in its sole discretion, have determined to be attributable to such deduction or withholding and which will leave such Lender (after such payment) in no worse position that it would have been in if the applicable Loan Party had not been required to make such deduction or withholding. Nothing herein contained shall interfere with the right of a Lender to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender to claim any tax credit or to disclose any information relating to its affairs or any computations in respect thereof, and no Loan Party shall be entitled to review the tax records of any Lender or the Administrative Agent, or require any Lender to do anything that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled.

            SECTION 2.12. Sharing of Payments, Etc. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set off, or otherwise, other than as a result of an assignment pursuant to Section 9.07) (a) on account of Obligations due and payable to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the Notes at such time obtained by all the Lenders at such time or (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time obtained by all of the Lenders at such time, such Lender shall forthwith purchase from the other Lenders such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share (according to the proportion of (i) the purchase price paid to such Lender to (ii) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Each Borrower agrees that any Lender so purchasing an interest or participating interest from another Lender pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender were the direct creditor of such Borrower in the amount of such interest or participating interest, as the case may be.

            SECTION 2.13. Use of Proceeds. The proceeds of the Term Advances shall be available (and the Borrower agrees that it shall use such proceeds) solely (a) to refinance certain Existing Debt and Surviving Debt secured by mortgage Liens encumbering the Mortgage Assets plus the amount of any applicable premiums and expenses, and (b) to pay fees, costs and expenses related to the Term Facility, the TRS Recapitalization Transactions and the other transactions contemplated by the Loan Documents.

            SECTION 2.14. Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Term Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. Each Borrower agrees that upon notice by any Lender to the Borrowers (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Term Advances owing to, or to be made by, such Lender, the Borrowers shall promptly execute and deliver to such Lender, with a copy to the Administrative Agent, a Note, in substantially the form of Exhibit A hereto, payable to the order of such Lender in a principal amount equal to the Term Commitment of such Lender. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

            (b) The Register maintained by the Administrative Agent pursuant to
Section 9.07(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Term Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder, and (iv) the amount of any sum received by the Administrative Agent from the Borrowers hereunder and each Lender's share thereof.

            (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrowers to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrowers under this Agreement.

            SECTION 2.15. Extension of Maturity Date. At least 30 days but not more than 60 days prior to the Maturity Date, the Borrowers, by written notice to the Administrative Agent, may request, with respect to the Term Advances then outstanding, a single one-year extension of the Maturity Date. The Administrative Agent shall promptly notify each Lender of such request and the Maturity Date in effect at such time shall, effective as at the Maturity Date (the "EXTENSION DATE"), be extended for an additional one year period, provided that on the Maturity Date the following statements shall be true and the Administrative Agent shall have received for the account of each Lender a certificate signed by a Responsible Officer of the Borrowers, dated the Extension Date, stating that: (i) the representations and warranties contained in Section 4.01 are true and correct on and as of the Extension Date, and (ii) no Default or Event of Default has occurred and is continuing or would result for such extension. In the event that extension is effected pursuant to this Section 2.15 (but subject to the provisions of Sections 2.04, 2.05 and 6.01), (x) the aggregate outstanding principal amount of all Term Advances shall be repaid in full ratably to the Lenders on the Maturity Date as so extended, and (y) a corresponding adjustment shall be made to the table of scheduled principal amortization payments set forth in Section 2.03 to reflect such extension, as determined by the Administrative Agent. As of the Extension Date, any and all references to this Agreement, the Notes, if any, or any other Loan Documents to the "Maturity Date" shall refer to the Maturity Date as so extended.

                                   ARTICLE III
                              CONDITIONS OF LENDING

            SECTION 3.01. Conditions Precedent to Initial Borrowing. The obligation of each Lender to make a Term Advance in respect of the initial Borrowing on the Closing Date is subject to the satisfaction of the following conditions precedent on or before such date:

            (a) The Administrative Agent shall have received on or before the Closing Date the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender:

                  (i) A Note executed by the Initial Borrower payable to the order of each Lender.

                  (ii) Certified copies of the resolutions of the Board of
            Directors (or an appropriate committee thereof) of each Loan Party approving the transactions contemplated by the Loan Documents and each Loan Document to which such Loan Party is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the transactions under the Loan Documents and each Loan Document to which such Loan Party is or is to be a party.

                  (iii) A copy of a certificate of the Secretary of State (or equivalent authority) of the jurisdiction of incorporation, organization or formation of each Loan Party and of each general partner or managing member (if any) of each Loan Party, dated reasonably near the Closing Date, certifying, if and to the extent such certification is generally available for entities of the type of such Loan Party, (A) as to a true and correct copy of the charter, certificate of limited partnership, limited liability company agreement or other organizational document of such Loan Party, general partner or managing member, as the case may be, and each amendment thereto on file in such Secretary's office, (B) that
            (1) such amendments are the only amendments to the charter, certificate of limited partnership, limited liability company agreement or other organizational document, as applicable, of such Loan Party, general partner or managing member, as the case may be, on file in such Secretary's office, (2) such Loan Party, general partner or managing member, as the case may be, has paid all franchise taxes to the date of such certificate and (C) such Loan Party, general partner or managing member, as the case may be, is duly incorporated, organized or formed and in good standing or presently subsisting under the laws of the jurisdiction of its incorporation, organization or formation.

                  (iv) A copy of a certificate of the Secretary of State (or equivalent authority) of each jurisdiction in which any Borrower Party or any general partner or managing member of a Borrower Party owns or leases property or in which the conduct of its business requires it to qualify or be licensed as a foreign corporation except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect, dated reasonably near (but prior to) the Closing Date, stating, with respect to each such Borrower Party, general partner or managing member, that such Borrower Party, general partner or managing member, as the case may be, is duly qualified and in good standing as a foreign corporation, limited partnership or limited liability company in such State and has filed all annual reports required to be filed to the date of such certificate.

                  (v) A certificate of each Loan Party and of each general
            partner or managing member (if any) of each Loan Party, signed on behalf of such Loan Party, general partner or managing member, as applicable, by its President or a Vice President and its Secretary or any Assistant Secretary (or those of its general partner or managing member, if applicable), dated the Closing Date (the statements made in which certificate shall be true on and as of the date of the initial Borrowing), certifying as to (A) the absence of any amendments to the constitutive documents of such Loan Party, general partner or managing member, as applicable, since the date of the certificate referred to in Section 3.01(a)(v), (B) a true and correct copy of the bylaws, operating agreement, partnership agreement or other governing document of such Loan Party, general partner or managing member, as applicable, as in effect on the date on which the resolutions referred to in Section 3.01(a)(iv) were adopted and on the Closing Date, (C) the due incorporation, organization or formation and good standing or valid existence of such Loan Party, general partner or managing member, as applicable, as a corporation, limited liability company or partnership organized under the laws of the jurisdiction of its incorporation, organization or formation and the absence of any proceeding for the dissolution or liquidation of such Loan Party, general partner or managing member, as applicable, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the Closing Date and (E) the absence of any event occurring and continuing, or resulting from the initial Borrowing, that constitutes a Default.

                  (vi) A certificate of the Secretary or an Assistant Secretary of each Loan Party (or Responsible Officer of the general partner or managing member of any Loan Party) and of each general partner or managing member (if any) of each Loan Party certifying the names and true signatures of the officers of such Loan Party, or of the general partner or managing member of such Loan Party, authorized to sign each Loan Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                  (vii) Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lenders shall have reasonably requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements of FLLP for the year ending December 31, 2004, interim financial statements of FLLP dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lenders' due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the Closing Date).

                  (viii) An opinion of Jenkens & Gilchrist, counsel for the Loan
            Parties, with respect to the matters (and in substantially the form) set forth in Exhibit I hereto and as to such other matters as any Lender through the Administrative Agent may reasonably request.

                  (ix) An opinion of Shearman & Sterling LLP, counsel for the
            Administrative Agent, in form and substance satisfactory to the Administrative Agent.

                  (x) A Notice of Borrowing relating to the initial Borrowing.

            (b) The Lenders shall be satisfied with the financial condition of FLLP and the corporate and legal structure and capitalization of the Borrower Parties and the Subsidiaries of the Borrower Parties, including the terms and conditions of the charter and bylaws, operating agreement, partnership agreement or other governing document of each of them.

            (c) The Lenders shall be satisfied that all Existing Debt, other than Surviving Debt, has been (or will be, upon the application of the proceeds of the initial Borrowing on the Closing Date) prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and that all Surviving Debt shall be on terms and conditions satisfactory to the Lenders.

            (d) Those TRS Recapitalization Transactions scheduled to occur on or about the Closing Date shall have been, substantially concurrently with the execution of this Agreement, consummated.

            (e) Before and after giving effect to the transactions contemplated by the Loan Documents, there shall have occurred no Material Adverse Change since December 31, 2004.

            (f) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 4.01(f) hereto (the "MATERIAL LITIGATION") or (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the transactions contemplated thereby, and there shall have been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries, of the Material Litigation from that described on Schedule 4.01(f) hereto.

            (g) All governmental and third party consents and approvals necessary in connection with the transactions contemplated by the Loan Documents shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated by the Loan Documents.

            (h) The Borrower shall have paid all accrued fees of the Agents and the Lenders and all reasonable, out-of-pocket expenses of the Agents (including the reasonable fees and expenses of counsel to the Administrative Agent).

            SECTION 3.02. Conditions Precedent to Each Borrowing. The obligation of each Lender to make a Term Advance on the occasion of each Borrowing (including the initial Borrowing) and the extension of the Maturity Date pursuant to Section 2.15 shall be subject to the further conditions precedent that on the date of such Borrowing or extension (a) the following statements shall be true and the Administrative Agent shall have received (i) in the case of any Borrowing by an Additional Borrower, (A) an Accession Agreement in substantially the form of Exhibit C hereto or otherwise in form and substance satisfactory to the Administrative Agent, and (B) for the benefit of each Lender, a Note executed and delivered by such Additional Borrower to the order of such Lender in a principal amount up to the aggregate principal amount of such Lender's Term Commitment, dated the date of the related Accession Agreement and otherwise substantially in the form of Exhibit A hereto (in each case to the extent not previously delivered pursuant to Section 5.01(j)(i) or this Section 3.02), and (ii) for the account of such Lender a certificate signed by a Responsible Officer of the Borrowers, dated the date of such Borrowing or extension, stating that:

            (A) the representations and warranties contained in each Loan Document are true and correct on and as of such date, before and after giving effect to (1) such Borrowing or extension, and (2) in the case of any Borrowing, the application of the proceeds therefrom, as though made on and as of such date;

            (B) no Default or Event of Default has occurred and is continuing, or would result from (1) such Borrowing or extension or (2) in the case of any Borrowing, from the application of the proceeds therefrom; and

            (C) for each Term Advance, before and after giving effect to such Term Advance, the Borrowers shall be in compliance with the covenants contained in Section 5.04, together with supporting information in form satisfactory to the Administrative Agent showing the computations used in determining compliance with such covenants;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as any Lender through the Administrative Agent may reasonably request.

            SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the Closing Date specifying its objection thereto and such Lender shall not have made available to the Administrative Agent such Lender's ratable portion of such Borrowing.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties of the Loan Parties. Each Loan Party represents and warrants as follows:

            (a) Organization and Powers; Qualifications and Good Standing. Each Loan Party and each Subsidiary of a Borrower Party and each general partner or managing member, if any, of each such Loan Party or Subsidiary of a Borrower Party (i) is a corporation, limited liability company or partnership duly incorporated, organized or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, (ii) is duly qualified and in good standing as a foreign corporation, limited liability company or partnership in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate, limited liability company or partnership power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

            (b) Subsidiaries. Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Borrower Parties and their respective Subsidiaries and all holders of any direct or indirect Equity Interest in any Borrower Party, showing as of the date hereof, and as of each other date such Schedule 4.01(b) is required to be supplemented hereunder, (i) as to each such Person, the jurisdiction of its incorporation, organization or formation, and the percentage of each class of Equity Interests in such Person owned (directly or indirectly) by any other Person (exclusive of limited partners in FLLP that are not Subsidiaries of the REIT), and (ii) as to each such Person other than the REIT, the number of shares (or the equivalent thereof) of each class of Equity Interests in such Person authorized, and the number outstanding, and the number of shares (or the equivalent thereof) covered by all outstanding options, warrants, rights of conversion or purchase and similar rights. Each of the Borrowers and TRS Guarantor is a direct or indirect wholly-owned Subsidiary of FLLP. All of the outstanding Equity Interests in the Borrower Parties and all Subsidiaries thereof has been validly issued, are fully paid and (except in the case of general partnership interests) non-assessable and to the extent owned by a Loan Party or one or more of its Subsidiaries, are owned by such Loan Party or Subsidiaries free and clear of all Liens (other than any Liens created by the Collateral Documents). Each Subsidiary, if any, of TRS Guarantor is a Guarantor hereunder. Each Subsidiary, if any, of a Borrower is a Borrower or Guarantor hereunder. Each Borrower is (or after the application of the proceeds of the applicable Borrowing, will be) the direct owner of one or more Mortgage Assets or all of the Equity Interests in one or more Subsidiaries that are the direct owners of one or more Mortgage Assets.

            (c) Due Authorization; No Conflict. The execution and delivery by each Loan Party and of each general partner or managing member (if any) of each Loan Party of each Loan Document to which it is or is to be a party, and the performance of its obligations thereunder, and the consummation of the TRS Recapitalization Transactions and the other transactions contemplated by the Loan Documents, are within the corporate, limited liability company or partnership action, and do not (i) contravene the charter or bylaws, operating agreement, partnership agreement or other governing document of such Loan Party, general partner or managing member, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any Material Contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties, or any general partner or managing member of any Loan Party or (iv) except for the Liens created under the Collateral Documents or Permitted Liens, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could reasonably be expected to have a Material Adverse Effect.

            (d) Authorizations and Consents. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party or any general partner or managing member of any Loan Party of any Loan Document to which it is or is to be a party or for the consummation of the TRS Recapitalization Transactions or the other transactions contemplated by the Loan Documents, (ii) the grant by any Loan Party (or the general partner or managing member of such Loan Party) of the Liens granted (or to be granted) by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or
      (iv) the exercise by any Agent, the Collateral Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for (x) authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, and
      (y) at any date prior to the Collateral Delivery Date, those actions, notices and filings contemplated in Section 5.01(j)(ii).

            (e) Binding Obligation. This Agreement has been, and each other Loan Document when delivered hereunder will have been, duly executed and delivered by each Loan Party and general partner or managing member (if any) of each Loan Party party thereto. This Agreement is, and each other Loan Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party and general partner or managing member (if any) of each Loan Party party thereto, enforceable against such Loan Party, general partner or managing member, as the case may be, in accordance with its terms.

            (f) Litigation. There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries or any general partner or managing member (if any) of any Loan Party, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect (other than the Material Litigation) or
      (ii) purports to affect the legality, validity or enforceability of any Loan Document or the consummation of the TRS Recapitalization Transactions or the other transactions contemplated by the Loan Documents, and there has been no adverse change in the status, or financial effect on any Loan Party or any of its Subsidiaries or any general partner or managing member (if any) of any Loan Party, of the Material Litigation from that described on Schedule 4.01(f) hereto.

            (g) Financial Condition. The Consolidated balance sheets of FLLP as at December 31, 2004 and the related Consolidated statements of income and Consolidated statements of cash flows of FLLP for the fiscal year then ended, accompanied by unqualified opinions of PriceWaterhouseCoopers LLP, independent public accountants and the Consolidated balance sheets of FLLP as at June 30, 2005, and the related Consolidated statements of income and Consolidated statements of cash flows of FLLP for the six months then ended, copies of which have been furnished to each Lender, fairly present, subject, in the case of such balance sheets as at June 30, 2005, and such statements of income and cash flows for the six months then ended, to year-end audit adjustments, the Consolidated financial condition of FLLP as at such dates and the Consolidated results of operations of FLLP for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis. Since December 31, 2004, there has been no Material Adverse Change.

            (h) Forecasts. The Consolidated forecasted balance sheets, statements of income and statements of cash flows of the Loan Parties and their Subsidiaries delivered to the Lenders pursuant to Section 3.01(a)(vii) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, such Loan Parties' best estimate of the future financial performance of such Loan Parties.

            (i) Full Disclosure. None of the information, exhibits or reports furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the negotiation or syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading. The Loan Parties have disclosed to the Administrative Agent, in writing, any and all existing facts that have or may have (to the extent the Loan Parties can now reasonably foresee) a Material Adverse Effect.

            (j) Margin Regulations. No Loan Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Term Advance will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

            (k) Certain Governmental Regulations. Neither any Loan Party nor any of its Subsidiaries nor any general partner or managing member of any Loan Party, as applicable, is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Without limiting the generality of the foregoing, each Loan Party and each of its Subsidiaries and each general partner or managing member of any Loan Party, as applicable: (i) is primarily engaged, directly or through a wholly-owned subsidiary or subsidiaries, in a business or businesses other than that of (A) investing, reinvesting, owning, holding or trading in securities or (B) issuing face-amount certificates of the installment type; (ii) is not engaged in, does not propose to engage in and does not hold itself out as being engaged in the business of (A) investing, reinvesting, owning, holding or trading in securities or (B) issuing face-amount certificates of the installment type; (iii) does not own or propose to acquire investment securities (as defined in the Investment Company Act of 1940, as amended) having a value exceeding forty percent (40%) of the value of such company's total assets (exclusive of government securities and cash items) on an unconsolidated basis; (iv) has not in the past been engaged in the business of issuing face-amount certificates of the installment type; and (v) does not have any outstanding face-amount certificates of the installment type. Neither any Loan Party nor any of its Subsidiaries nor any general partner or managing member of any Loan Party or Subsidiary of a Loan Party that is a partnership or limited liability company, as applicable, is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Term Advances, nor the application of the proceeds or repayment thereof by the Borrowers, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

            (l) Materially Adverse Agreements. Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter, corporate, partnership, membership or other governing restriction that could reasonably be expected to have a Material Adverse Effect.

            (m) Perfection and Priority of Security Interests. At any date from and after the Collateral Delivery Date, (i) all filings and other actions necessary to perfect and protect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken, and (ii) the Borrower Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for Permitted Liens and the Liens created under the Collateral Documents.

            (n) Existing Debt. Set forth on Schedule 4.01(n) hereto is a complete and accurate list of all Existing Debt (other than Surviving
      Debt), showing as of the date hereof the obligor and the principal amount outstanding thereunder immediately prior to the Closing Date.

            (o) Surviving Debt. Set forth on Schedule 4.01(o) hereto is a complete and accurate list of all Surviving Debt, showing as of the date hereof the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

            (p) Surviving Liens. Set forth on Schedule 4.01(p) hereto is a complete and accurate list showing as of the date hereof following consummation of the TRS Recapitalization Transactions scheduled to occur contemporaneously with the Closing Date, all Liens securing Debt for Borrowed Money on the property or assets of any Borrower Party or any Subsidiary thereof, the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Borrower Party or such Subsidiary subject thereto.

            (q) Real Property; Hotel Assets. (i) Set forth on Part I of Schedule 4.01(q) hereto is a complete and accurate list of all real property owned in fee by any Borrower Party or any of its Subsidiaries, showing as of the close of business on the date hereof, and as of each other date such
      Schedule 4.01(q) is required to be supplemented hereunder, the street address, state, record owner and book value thereof. Each such Borrower Party or Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Permitted Liens.

                  (ii) Set forth on Part II of Schedule 4.01(q) hereto is a
            complete and accurate list of all leases of real property under which any Borrower Party or any of its Subsidiaries is the lessee, showing as of the close of business on the date hereof, and as of each other date such Schedule 4.01(q) is required to be supplemented hereunder, the street address, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

                  (iii) The real property assets listed on Schedule 4.01(q) as of the date hereof, and as of each other date such Schedule 4.01(q) is required to be supplemented hereunder, consist solely of Mortgage Assets and Unencumbered Assets. No real property other than Mortgage Assets is owned (whether in fee or leased) by any Borrower or Subsidiary thereof. No real property other than Unencumbered Assets is owned (whether in fee or leased) by TRS Guarantor or any of its Subsidiaries. No material assets other than Hotel Assets (exclusive of cash and Cash Equivalents, FF&E, licenses, intangibles and other personal property related to or otherwise associated with the management and operation of such Hotel Assets) or Equity Interests in Subsidiaries that own Hotel Assets, are owned by any Borrower Party or any of its Subsidiaries.

                  (iv) Each Hotel Asset is operated and managed by an Approved
            Manager pursuant to a Management Agreement listed on Part III of
            Schedule 4.01(q).

                  (v) Each Hotel Asset is subject to a Franchise Agreement with an Approved Franchisor as listed on Part IV of Schedule 4.01(q).

                  (vi) No Borrower Party or Subsidiary thereof has previously owned any real property that is not a Mortgage Asset or Unencumbered Asset, except that FelCor Lodging Company, L.L.C. previously owned the Previously Owned Hotels.

                  (vii) Each Unencumbered Asset and each Initial Mortgage Asset satisfies all Qualifying Asset Conditions. At any date from and after the Collateral Delivery Date, each Mortgage Asset satisfies all Qualifying Asset Conditions.

            (r) Environmental Matters. (i) Except as otherwise set forth on Part I of Schedule 4.01(r) hereto, the operations and properties of each Borrower Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past material non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing material obligations or costs, and, to the knowledge of each Borrower Party and its Subsidiaries, no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Borrower Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (ii) Except as otherwise set forth on Part II of Schedule
            4.01(r) hereto, none of the properties currently or formerly owned or operated by any Borrower Party or any of its Subsidiaries is listed or, to the knowledge of each Borrower Party and its Subsidiaries, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such listed property; there are no underground or above ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Borrower Party or any of its Subsidiaries in violation of any Environmental Law; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Borrower Party or any of its Subsidiaries except for any non-friable asbestos-containing material that is being managed pursuant to, and in compliance with, an operations and maintenance plan and that does not currently require removal, remediation, abatement or encapsulation under Environmental Law; and, to the knowledge of each Borrower Party and its Subsidiaries, Hazardous Materials have not been released, discharged or disposed of in any material amount or in violation of any Environmental Law or Environmental Permit on any property currently owned or operated by any Borrower Party or any of its Subsidiaries or, to the knowledge of each Borrower Party and its Subsidiaries, during the period of their ownership or operation thereof, on any property formerly owned or operated by any Borrower Party or any of its Subsidiaries.

                  (iii) Except as otherwise set forth on Part III of Schedule
            4.01(r) hereto, neither any Borrower Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Borrower Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in a Material Adverse Effect; and, with respect to any property formerly owned or operated by any Borrower Party or any of its Subsidiaries, all Hazardous Materials generated, used, treated, handled, stored or transported by or, to the knowledge of each Borrower Party and its Subsidiaries, on behalf of any Borrower Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in a Material Adverse Effect.

            (s) Compliance with Laws. Each Loan Party and each Subsidiary is in compliance with the requirements of all Laws (including, without limitation, the Securities Act and the Securities Exchange Act, and the applicable rules and regulations thereunder, state securities law and "Blue Sky" laws) applicable to it and its business, where the failure to so comply could reasonably be expected to have a Material Adverse Effect.

            (t) Force Majeure. Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

            (u) Loan Parties' Credit Decisions. Each Loan Party has, independently and without reliance upon the Administrative Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement (and in the case of the Guarantors, to give the guaranty under this Agreement) and each other Loan Document to which it is or is to be a party, and each Loan Party has established adequate means of obtaining from each other Loan Party on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial or otherwise), operations, performance, properties and prospects of such other Loan Party.

            (v) Solvency. Each Loan Party is, individually and together with its Subsidiaries, Solvent.

            (w) ERISA Matters. (i) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all Plans and Welfare Plans.

                  (ii) No ERISA Event has occurred within the preceding five plan years or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.

                  (iii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lenders, is complete and accurate and fairly presents the funding status of such Plan as of the date of such Schedule B, and since the date of such Schedule B there has been no material adverse change in such funding status.

                  (iv) Neither any Loan Party nor any ERISA Affiliate has
            incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

                  (v) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                                    ARTICLE V
                          COVENANTS OF THE LOAN PARTIES

      SECTION 5.01. Affirmative Covenants. So long as any Term Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, or any Lender shall have any Term Commitment hereunder:

            (a) Compliance with Laws, Etc. Each Borrower Party will comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

            (b) Payment of Taxes, Etc. Each Borrower Party will pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and
      (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower Parties nor any of their Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is the subject of a Good Faith Contest, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors.

            (c) Compliance with Environmental Laws. Each Borrower Party will comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties in material compliance with the requirements of all Environmental Laws; provided, however, that neither the Borrower Parties nor any of their Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is the subject of a Good Faith Contest.

            (d) Maintenance of Insurance. Each Borrower Party will maintain, and cause each of its Subsidiaries to maintain, insurance (including, from and after the Collateral Delivery Date with respect to the Mortgage Assets, the insurance required by the terms of the Mortgages) with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Borrower Party or such Subsidiaries operate.

            (e) Preservation of Partnership or Corporate Existence, Etc. Each Loan Party will preserve and maintain, and cause each Subsidiary of a Borrower Party to preserve and maintain, its existence (corporate or otherwise), legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises except, in the case of Subsidiaries of the Borrower Parties (other than TRS Guarantor, the Borrowers and any such Subsidiary that owns a Hotel Asset) only, if in the reasonable business judgment of such Subsidiary it is in its best economic interest not to preserve and maintain such rights or franchises and such failure to preserve and maintain such rights or franchises could not reasonably be expected to result in a Material Adverse Effect (it being understood that the foregoing shall not prohibit, or be violated as a result of any transaction by or involving any Borrower Party or Subsidiary thereof otherwise permitted under Section 5.02(d) or
      (e) below).

            (f) Visitation Rights. Each Borrower Party will at any reasonable time and from time to time, permit any of the Agents or Lenders, or any agent or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit any Hotel Assets owned by, any Borrower Party and any of its Subsidiaries, and to discuss the affairs, finances and accounts of any Borrower Party and any of its Subsidiaries with any of their general partners, managing members, officers or directors and with their independent certified public accountants.

            (g) Keeping of Books. Each Borrower Party will keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Borrower Party and each such Subsidiary in accordance with GAAP.

            (h) Maintenance of Properties, Etc. Each Borrower Party will maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted and will from time to time make or cause to be made all appropriate repairs, renewals and replacement thereof except where failure to do so would not have a Material Adverse Effect.

            (i) Transactions with Affiliates. Each Loan Party will conduct, and cause each Subsidiary of a Borrower Party to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates (other than transactions exclusively among or between TRS Guarantor and/or one or more of the Borrowers) on terms that are fair and reasonable and no less favorable to such Loan Party or such Borrower Party Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

            (j) Covenant to Guarantee Obligations and Give Security. Each Borrower Party will:

                  (i) Within 10 days after the formation or acquisition of any new direct or indirect Subsidiary by any Borrower Party, (A) cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Administrative Agent a Guaranty Supplement in substantially the form of Exhibit D hereto or otherwise in form and substance satisfactory to the Administrative Agent, and (B) if such Subsidiary is intended to be an Additional Borrower, cause such Subsidiary to deliver (in lieu of the Guaranty Supplement by such Subsidiary required under clause (A) above) (1) an Accession Agreement in substantially the form of Exhibit C hereto or otherwise in form and substance satisfactory to the Administrative Agent, and
            (2) for the benefit of each Lender, a Note executed and delivered by such Additional Borrower to the order of such Lender in a principal amount up to the aggregate principal amount of such Lender's Term Commitment, dated the date of the related Accession Agreement and otherwise substantially in the form of Exhibit A hereto.

                  (ii) On or before the Collateral Delivery Date, deliver (or cause to be delivered) to the Administrative Agent the following, in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and in sufficient copies for each Lender:

                        (A) (1) A security agreement in substantially the form
                  of Exhibit F hereto (as amended, the "SECURITY AGREEMENT"), duly executed by each Borrower Equity Holder, each Borrower and each Subsidiary thereof that owns any Mortgage Asset, together with acknowledgment copies of proper financing statements, duly filed on or before the Collateral Delivery Date under the Uniform Commercial Code of all jurisdictions that the Collateral Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Collateral Documents, covering the Collateral described therein, and (2) a Guaranty Supplement duly executed by each Borrower Equity Holder not then a Borrower Party.

                        (B) Deeds of trust, trust deeds and mortgages in
                  substantially the form of Exhibit G hereto (in each case as amended, the "MORTGAGES") and assignments of leases and rents in substantially the form of Exhibit H hereto (in each case as amended, the "ASSIGNMENTS OF LEASES") (in each case with such changes as may be required to account for local law matters and otherwise satisfactory in form and substance to the Collateral Agent) covering all Mortgage Assets (and including, in the case of any Mortgage Asset subject to a Qualifying Ground Lease from an Affiliate of any Loan Party, a joinder by the lessor under such Qualifying Ground Lease subordinating its fee interest in such Mortgage Asset to the Mortgage), duly executed by the appropriate Borrower Party (and, if applicable, the fee owner), together with evidence that counterparts of the Mortgages and Assignments of Leases have been duly executed, acknowledged and delivered on or before the Collateral Delivery Date and are in form suitable for filing or recording in all filing or recording offices that the Collateral Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the collateral described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all required affidavits, tax forms and filings pertaining to any applicable documentary stamp, intangible and mortgage recordation taxes have been executed and delivered by all appropriate parties and are in form suitable for filing with all applicable governmental authorities.

                        (C) Evidence of the completion of all other recordings
                  and filings of or with respect to the Security Agreement that the Collateral Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby.

                  (iii) (A) Within 60 days after the Collateral Delivery Date
            (or such longer period as shall be approved by the Administrative Agent), deliver to the Agents the Collateral Deliverables, and (B) within two Business Days following completion of the delivery of all such Collateral Deliverables to the Agents pursuant to the preceding sentence, deliver to the Administrative Agent a certificate signed by a Responsible Officer of the Borrower Parties confirming that (1) the representations and warranties contained in each Loan Document are true and correct on and as of such date, and (2) no Default or Event of Default has occurred and is continuing.

            (k) Further Assurances. Each Loan Party will:

                  (i) Promptly upon request by any Agent, or any Lender through the Administrative Agent, correct, and cause each Loan Party to promptly correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof.

                  (ii) Promptly upon request by any Agent, or any Lender through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments of leases and rents, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender through the Administrative Agent, may reasonably require from time to time (A) to carry out more effectively the purposes of the Loan Documents, (B) from and after the Collateral Delivery Date, to the fullest extent permitted by applicable law, to subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) from and after the Collateral Delivery Date, to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder, and (D) to assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

            (l) Performance of Material Contracts. Each Loan Party will perform and observe, and cause each of its Subsidiaries to perform and observe, all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent, and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so.

            (m) Compliance with Leases. Each Borrower Party will make all payments and otherwise perform all obligations in respect of all leases of real property to which any such Borrower Party or any of its Subsidiaries is party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled (except if in the reasonably business judgment of such Borrower Party or Subsidiary it is in its best economic interest not to maintain such lease or prevent such lapse, termination, forfeiture or cancellation and such failure to maintain such lease or prevent such lapse, termination, forfeiture or cancellation is not in respect of a Qualifying Ground Lease of a Hotel Asset and could not otherwise reasonably be expected to result in a Material Adverse Effect), notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so.

            (n) Management Agreements. Each Borrower Party will at all times cause each Hotel Asset to be managed and operated by an Approved Manager who has (i) entered into a management agreement with respect to such Borrowing Base Asset in form and substance satisfactory to the Administrative Agent, and (ii) to the extent required pursuant to Section 5.01(j)(iii) with respect to Mortgage Assets only, executed and delivered a management agreement subordination agreement in form and substance satisfactory to the Administrative Agent.

            (o) Franchise Agreements. Each Borrower Party will at all times cause each Hotel Asset to be subject to a franchise agreement or similar arrangement with an Approved Franchisor who has (i) entered into a franchise agreement or similar agreement with respect to such Hotel Asset in form and substance satisfactory to the Administrative Agent, and (ii) to the extent required pursuant to Section 5.01(j)(iii) with respect to Mortgage Assets only, executed and delivered a franchisor comfort letter in form and substance satisfactory to the Administrative Agent.

            (p) Qualifying Asset Conditions. Each Borrower Party will (i) at all times cause each Unencumbered Asset and Initial Mortgage Asset to satisfy all Qualifying Asset Conditions; and (ii) at all times from and after the Collateral Delivery Date, cause each Mortgage Asset to satisfy all Qualifying Asset Conditions.

            (q) Transfer of Leased TRS Hotels. The Loan Parties will (i) cause the leasehold estates in the Leased TRS Hotels located in Miami, Florida and Stamford, Connecticut to be assigned to TRS Guarantor or a Subsidiary thereof on or prior to the Collateral Delivery Date, and (ii) use commercially reasonable efforts to obtain the requisite landlord consents necessary to assign (and, upon receipt of such consents shall promptly cause to be assigned) the leasehold estates in the Leased TRS Hotels located in San Antonio, Texas and Amarillo, Texas to TRS Guarantor or a Subsidiary thereof on or prior to the Collateral Delivery Date. Upon the transfer of any Leased TRS Hotel to TRS Guarantor or a Subsidiary thereof, such Leased TRS Hotel shall become an Unencumbered Asset for all purposes of this Agreement. At all times prior to each such transfer, the Loan Parties will cause the leasehold estate in the applicable Leased TRS Hotel to be owned by a wholly-owned Subsidiary of FLLP, which shall hold the same free and clear of all Liens (other than Permitted Liens).

      SECTION 5.02. Negative Covenants. So long as any Term Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, or any Lender shall have any Term Commitment hereunder:

            (a) Liens, Etc. No Borrower Party shall create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names such Borrower Party or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

                  (i) Liens created under the Collateral Documents;

                  (ii) Permitted Liens;

                  (iii) Prior to the Collateral Delivery Date, Liens described on Schedule 4.01(p) hereto;

                  (iv) Purchase money Liens upon or in equipment acquired or held by such Borrower Party or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such equipment or to secure Debt incurred solely for the purpose of financing the acquisition of any such equipment to be subject to such Liens, or Liens existing on any such equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(iii); and

                  (v) Liens arising in connection with Capitalized Leases
            permitted under Section 5.02(b)(iv), provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases.

            (b) Debt. No Borrower Party shall create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

                  (i) Debt under the Loan Documents;

                  (ii) Debt owed to any other Borrower Party, provided that, in each case, such Debt (A) shall be on terms acceptable to the Administrative Agent and (B) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent, which promissory notes shall (unless payable to a Borrower) by their terms be subordinated to the Obligations of the Loan Parties under the Loan Documents;

                  (iii) Debt secured by Liens permitted by Section 5.02(a)(iv)
            not to exceed in the aggregate $3,000,000 at any time outstanding in respect of all Borrower Parties;

                  (iv) (A) Capitalized Leases not to exceed in the aggregate
            $3,000,000 at any time outstanding in respect of all Borrower Parties, and (B) in the case of any Capitalized Lease to which any Subsidiary of a Borrower Party is a party, any Contingent Obligation of such Borrower Party guaranteeing the Obligations of such Subsidiary under such Capitalized Lease;

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

                  (v) Prior to the Collateral Delivery Date, the Surviving Debt
            described on Schedule 4.01(o);

                  (vi) Debt in respect of Hedge Agreements designed to hedge against fluctuations in interest rates incurred in the ordinary course of business and consistent with prudent business practices;

                  (vii) Endorsements of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and

                  (viii) Any other Debt not to exceed $3,000,000 in the
            aggregate at any time outstanding in respect of all Borrower Parties and which is not secured by any Lien.

            (c) Change in Nature of Business. No Loan Party shall make, or permit any Subsidiary of a Borrower Party to make, any material change in the nature of its business as carried at the Closing Date (after giving effect to the TRS Recapitalization Transactions scheduled to occur on or about such date and the other transactions contemplated by the Loan Documents) or engage in, or permit any Subsidiary of a Borrower Party to engage in, any business other than ownership, development, licensing and management of hotel assets in the United States consistent in quality with the Hotel Assets presently owned by the Borrower Parties and their Subsidiaries, and other business activities incidental thereto.

            (d) Mergers, Etc. Neither FLLP nor any Borrower Party shall merge or consolidate with or into, or convey, transfer (except as permitted by Section 5.02(e)), lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, any Person, or permit any Subsidiary of any Borrower Party to do so; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom, (x) FLLP may merge with any Person that is not a Borrower Party so long as FLLP is the surviving entity, and (y) after the FLLP Cap Date, FLLP may merge with any Person that is not a Borrower Party and need not be the surviving entity so long as (1) the surviving entity has a net worth immediately following the merger at least equal to the net worth of FLLP immediately preceding such merger, (2) the surviving entity executes an assumption agreement in form and substance satisfactory to the Administrative Agent expressly assuming all obligations of FLLP under the Loan Documents and (3) the Loan Parties acknowledge and agree that all references in the Loan Documents to FLLP shall be deemed to be references to such surviving entity). Notwithstanding any other provision of this Agreement, (i) any Subsidiary of a Borrower Party (other than TRS Guarantor or any Borrower) may liquidate or dissolve if the Borrowers determine in good faith that such liquidation or dissolution is in the best interests of the Borrowers and the assets or proceeds from the liquidation or dissolution of such Subsidiary are transferred to a Borrower Party, provided that no Default or Event of Default shall have occurred and be continuing at the time of such proposed transaction or would result therefrom, and (ii) any Borrower Party or Subsidiary thereof shall be permitted to effect any Transfer of Assets through the sale or transfer of direct or indirect Equity Interests in the Person that owns such Assets so long as Section 5.02(e) would otherwise permit the Transfer of all Assets owned by such Subsidiary at the time of such sale or transfer of such Equity Interests. Upon the sale or transfer of Equity Interests in a Person permitted under clause

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

      (ii) above, provided that (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (y) any prepayment of Term Advances required pursuant to Section 2.05(b) shall have been made, and (z) if such Person is the sole Borrower hereunder, all Obligations of the Loan Parties under the Loan Documents have been paid in full in cash, all Secured Hedge Agreements shall have expired or been terminated and all Term Commitments shall have expired or been terminated, then the Administrative Agent shall, upon the request of the Borrowers, release such Person from its Obligations under the Loan Documents.

            (e) Sales, Etc. of Assets. No Borrower Party shall sell, lease, transfer or otherwise dispose of, or grant any option or other right to purchase, lease or otherwise acquire, or permit any of its Subsidiaries to sell, lease (other than by entering into Tenancy Leases), transfer or otherwise dispose of, or grant any option or other right to purchase, lease (other than any option or right to enter into Tenancy Leases) or otherwise acquire (each such action, including without limitation and Sale and Leaseback Transaction, being a "TRANSFER"), any Hotel Asset (or any direct or indirect Equity Interests in the owner thereof) other than the following Transfers, which shall be permitted hereunder only so long as no Default or Event of Default shall exist on the date of such Transfer or would result therefrom: (i) the Transfer of any Mortgage Asset to a Borrower on or prior to the Collateral Delivery Date pursuant to the TRS Recapitalization Transactions, (ii) the Transfer of any Hotel Asset from any Borrower Party to any wholly-owned Subsidiary of such Borrower Party that is itself a Borrower Party (or that becomes a Borrower Party on the date of such Transfer), and (iii) the Transfer of any Hotel Asset at any time to any Person, provided that any Transfer described in this clause
      (iii) satisfies the following requirements: (A) the purchase price paid to the applicable Borrower Party for such Hotel Asset shall not be less than the fair market value of such Hotel Asset at the time of such sale, (B) the entire purchase price paid for such Hotel Asset shall be paid to the applicable Borrower Party solely in cash, and (C) all gross sales proceeds from such Transfer, net of actual expenses incurred in connection therewith (the "NET SALES PROCEEDS"), shall be applied to prepay the Term Advances to the extent required pursuant to Section 2.05(b).

            (f) Investments. No Borrower Party shall make or hold, or permit any of its Subsidiaries to make or hold, any Investment other than:

                  (i) In the case of the Borrowers and their Subsidiaries,
            Investments in the Mortgage Assets;

                  (ii) In the case of TRS Guarantor and its Subsidiaries,
            Investments in the Unencumbered Assets;

                  (iii) Investments in Cash Equivalents;

                  (iv) Investments consisting of intercompany Debt permitted under Section 5.02(b)(ii);

                  (v) Investments by the Borrower in Hedge Agreements permitted under Section 5.02(b)(vi);

                  (vi) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit extended in the ordinary course of business in an aggregate amount for all Borrower Parties not to exceed at any time $3,000,000; and

                  (vii) Investments received in satisfaction or partial
            satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss.

            (g) Restricted Payments. No Borrower Party shall, following the occurrence and during the continuance of any Default or Event of Default, without the prior consent of the Required Lenders, declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof); provided, however, that nothing in this Section 5.02(g) shall limit or restrict the ability of TRS Guarantor or its Subsidiaries to make the Permitted Distribution to FLLP.

            (h) Amendments of Constitutive Documents. No Loan Party shall amend, in each case in any material respect, its limited liability company agreement, partnership agreement, certificate of incorporation or bylaws or other constitutive documents, provided that any amendment to any such constitutive document that would be adverse to any of the Secured Parties shall be deemed "material" for purposes of this Section; provided further that any amendment to any such constitutive document that would designate such Subsidiary as a "special purpose entity" or otherwise confirm such Subsidiary's status as a "special purpose entity" shall be deemed "not material" for purposes of this Section; and provided still further that this Section 5.02(h) shall not apply to FLLP (but it shall continue to apply to the other Loan Parties) after the FLLP Cap Date.

            (i) Accounting Changes. No Loan Party shall make or permit any change in (i) accounting policies or reporting practices, except as required or permitted by generally accepted accounting principles, or (ii) Fiscal Year.

            (j) Speculative Transactions. No Loan Party shall engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

            (k) Payment Restrictions Affecting Subsidiaries. No Borrower Party shall directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, such Borrower Party (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) prior to the Collateral Delivery Date, any agreement or instrument evidencing Surviving Debt, and
      (ii) any agreement in effect at the time such Subsidiary becomes a Subsidiary of such Borrower Party, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary of such Borrower Party.

            (l) Amendment, Etc. of Material Contracts. No Loan Party shall cancel or terminate any Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract that would impair in any material respect the value of the interest or rights of any Loan Party thereunder or that would impair or otherwise adversely affect in any material respect the interest or rights, if any, of any Agent or any Lender, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that this
      Section 5.02(l) shall not apply to FLLP (but it shall continue to apply to the other Loan Parties) after the FLLP Cap Date.

            (m) Negative Pledge. No Borrower Party shall enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) pursuant to the Loan Documents, or (ii) in connection with (A) any Surviving Debt (but only prior to the Collateral Delivery Date), (B) any purchase money Debt permitted under Section 5.02(b)(iii) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, or (C) any Capitalized Lease permitted by Section 5.02(b)(iv) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto.

            (n) Multiemployer Plans. Neither any Loan Party nor any ERISA Affiliate will contribute to or be required to contribute to any Multiemployer Plan.

            SECTION 5.03. Reporting Requirements. So long as any Term Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Term Commitment hereunder, the Borrower Parties will furnish to the Agents and the Lenders in accordance with Section 9.02(b):

            (a) Default Notice. As soon as possible and in any event within two days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the Chief Financial Officer (or other Responsible Officer) of the Borrower Parties setting forth details of such Default or such event, development or occurrence and the action that the Borrower Parties have taken and propose to take with respect thereto.

            (b) Annual Financials. (i) As soon as available and in any event within 90 days after the end of the Fiscal Year ending December 31, 2005, a copy of the annual audit report for such year for FLLP and its Subsidiaries, including therein Consolidated balance sheets of FLLP and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and a Consolidated statement of cash flows of FLLP and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of PriceWaterhouseCoopers LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (A) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of FLLP and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of non-compliance with the covenants contained in Section 5.04, or if, in the opinion of such accounting

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

      firm, any such non-compliance has occurred, a statement as to the nature thereof, (B) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, FLLP shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (C) a certificate of the Chief Financial Officer (or other Responsible Officer) of FLLP stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that FLLP has taken and proposes to take with respect thereto.

                  (ii) As soon as available and in any event within 90 days
            after the end of each Fiscal Year commencing with the Fiscal Year ending December 31, 2006, a copy of the annual audit report for such year for TRS Guarantor and the Borrowers and their respective Subsidiaries as a Consolidated group (the "REPORTING PARTIES"), including therein a Consolidated balance sheet for the Reporting Parties as of the end of such Fiscal Year and a Consolidated statement of income and a Consolidated statement of cash flows for the Reporting Parties for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of PriceWaterhouseCoopers LLP or other independent public accountants of recognized standing acceptable to the Required Lenders, together with (A) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of the Reporting Parties, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of non-compliance with the covenants contained in Section 5.04, or if, in the opinion of such accounting firm, any such non-compliance has occurred, a statement as to the nature thereof, (B) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, the Reporting Parties shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and
            (C) a certificate of the Chief Financial Officer (or other Responsible Officer) of each Reporting Party stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that such Reporting Party has taken and proposes to take with respect thereto.

            (c) Quarterly Financials. Commencing with the fiscal quarter ending March 31, 2006, as soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated balance sheets of each Reporting Party and its Subsidiaries as of the end of such quarter and Consolidated statements of income and a Consolidated statement of cash flows of such Reporting Party and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statements of income and a Consolidated statement of cash flows of such Reporting Party and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures (to the extent available) for the corresponding date or period of the preceding Fiscal Year, all

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

      in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, Chief Financial Officer or Treasurer (or other Responsible Officer performing similar functions) of such Reporting Party as having been prepared in accordance with GAAP, together with (i) a certificate of such officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that such Reporting Party has taken and proposes to take with respect thereto and
      (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such Reporting Party in determining compliance with the covenants contained in Section 5.04, provided that in the event of any change in GAAP used in the preparation of such financial statements, each Reporting Party shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

            (d) Monthly Operating Statements. As soon as available and in any event within 15 days after the end of each calendar month, commencing with the calendar month in which the FLLP Cap Date occurs, unaudited statements of gross revenues and operating and other expenses for each Hotel Asset, in each case in form and detail satisfactory to the Administrative Agent and duly certified by the Chief Executive Office, Chief Financial Office or Treasurer (or other Responsible Officer performing similar functions) of the applicable Reporting Party that owns such Hotel Asset pursuant to a certificate of such officer stating that such statements fairly present, in all material respects, the financial condition of the Hotel Assets indicated as of the dates indicated.

            (e) Material Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f), and promptly after the occurrence thereof, notice of any adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Material Litigation from that described on Schedule 4.01(f) hereto.

            (f) Real Property. As soon as available and in any event within 15 days after the end of each quarter of each Fiscal Year, commencing with the fiscal quarter in which the FLLP Cap Date occurs, a report supplementing Schedule 4.01(q) hereto, including an identification of all owned and leased real property disposed of by any Borrower Party or any of its Subsidiaries during such fiscal quarter and a description of such other changes in the information included in such Schedule as may be necessary for such Schedule to be accurate and complete.

            (g) Environmental Conditions. Notice in writing to the Administrative Agent (i) promptly upon obtaining knowledge of any material violation of any Environmental Law affecting any Hotel Asset or the operations thereof or the operations of any of its Subsidiaries, (ii) promptly upon obtaining knowledge of any known release, discharge or disposal of any Hazardous Materials at, from, or into any Hotel Asset which it reports in writing or is legally required to report in writing to any governmental authority and which is material in amount or nature or which could reasonably be expected to materially adversely affect the value of such Hotel Asset, (iii) promptly upon its receipt of any written notice of material violation of any Environmental Laws or of any material release, discharge or disposal of Hazardous Materials in violation of any Environmental Laws or any matter that could reasonably be expected to result in an Environmental Action,

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

      including a notice or claim of liability or potential responsibility from any third party (including without limitation any federal, state or local governmental officials) and including notice of any formal inquiry, proceeding, demand, investigation or other action with regard to (A) such Borrower Party's or any other Person's operation of any asset or property in compliance with Environmental Laws, (B) Hazardous Materials contamination on, from or into any asset or property, or (C) investigation or remediation of off-site locations at which such Borrower Party or any of its predecessors are alleged to have directly or indirectly disposed of Hazardous Materials, or (iv) upon such Borrower Party's obtaining knowledge that any expense or loss has been incurred by such governmental authority in connection with the assessment, containment, removal or remediation of any Hazardous Materials with respect to which such Borrower Party could reasonably be expected to incur material liability or for which a Lien may be imposed on any asset of such Borrower Party, provided that notice is required only for any of the events described in clauses
      (i) through (iv) above that could reasonably be expected to have a Material Adverse Effect, could reasonably be expected to result in a material Environmental Action with respect to any Hotel Asset or could reasonably be expected to result in a Lien against any Hotel Asset.

            (h) Hotel Asset Value. Promptly after discovery of any setoff, claim, withholding or defense asserted or effected against any Loan Party, or to which any Hotel Asset is subject, which could reasonably be expected to (i) have a material adverse effect on the value of a Hotel Asset, (ii) have a Material Adverse Effect or (iii) result in the imposition or assertion of a Lien against any Hotel Asset which is not a Permitted Lien, provide the Administrative Agent with notice thereof.

            (i) Compliance with Qualifying Asset Conditions. Promptly after obtaining actual knowledge of any condition or event which causes any Hotel Asset to fail to satisfy any of the Qualifying Asset Conditions at a time when satisfaction of such conditions by such Hotel Asset is required pursuant to Section 5.01(p) (other than those Qualifying Asset Conditions, if any, that have theretofore been waived by the Required Lenders with respect to a particular Hotel Asset, to the extent of such waiver), provide the Administrative Agent with notice thereof.

            (j) Other Information. Promptly, such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Borrower Party or any Subsidiary thereof as the Administrative Agent, or any Lender through the Administrative Agent, may from time to time reasonably request.

      SECTION 5.04. Financial Covenants. So long as any Term Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid or any Lender shall have any Term Commitment hereunder, the Borrowers will maintain at the end of each fiscal quarter of the Borrowers a Mortgage Assets Debt Service Coverage Ratio of not less than 1.25:1.00.

                                  ARTICLE VI
                                EVENTS OF DEFAULT

      SECTION 6.01. Events of Default. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

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

            (a) Failure to Make Payments When Due. (i) The Borrowers shall fail to pay any principal of any Term Advance when the same shall become due and payable or (ii) the Borrowers shall fail to pay any interest on any Term Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within three Business Days after the same becomes due and payable; or

            (b) Breach of Representations and Warranties. Any representation or warranty made by any Loan Party (or any of its officers or the officers of its general partner or managing member, as applicable) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

            (c) Breach of Certain Covenants. Any Loan Party (i) shall fail to perform or observe any term, covenant or agreement contained in Section 2.13, 5.01(d), (e), (f), (i), (j), (n), (o) or (q), 5.02, 5.03(a), (e),
      (g), (h), (i) or (j) or 5.04; or (ii) shall fail to perform or observe any term, covenant or agreement contained in Section 5.03 (b), (c), (d) or (f) on its part to be performed or observed if such failure shall remain unremedied for five Business Days after the earlier of the date on which
      (A) a Responsible Officer becomes aware of such failure or (B) written notice thereof shall have been given to the Borrowers by any Agent or any Lender; or

            (d) Other Defaults under Loan Documents. Any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which
      (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrowers by any Agent or any Lender; or

            (e) Cross Defaults. (i) Any Loan Party or any Subsidiary of a Borrower Party shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Material Debt when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any such Material Debt, if (A) the effect of such event or condition is to permit the acceleration of the maturity of such Material Debt or otherwise permit the holders thereof to cause such Material Debt to mature, and (B) such event or condition shall remain unremedied or otherwise uncured for a period of 30 days; or (iii) the maturity of any such Material Debt shall be accelerated or any such Material Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Material Debt shall be required to be made, in each case prior to the stated maturity thereof; or

            (f) Insolvency Events. Any Loan Party or any Subsidiary of a Borrower Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any Subsidiary of a Borrower Party seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part

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

      of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any Subsidiary of a Borrower Party shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

            (g) Monetary Judgments. Any judgments or orders, either individually or in the aggregate, for the payment of money in excess of $5,000,000 shall be rendered against any Loan Party or any Subsidiary of a Borrower Party and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such judgment or order shall not give rise to an Event of Default under this Section 6.01(g) if and so long as
      (A) the amount of such judgment or order which remains unsatisfied is covered by a valid and binding policy of insurance between the respective Loan Party or Subsidiary and the insurer covering full payment of such unsatisfied amount and (B) such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order; or

            (h) Non-Monetary Judgments. Any non-monetary judgment or order shall be rendered against any Loan Party or any Subsidiary of a Borrower Party that could reasonably be expected to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (i) Unenforceability of Loan Documents. Any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

            (j) Security Failure. Any Collateral Document or financing statement after delivery thereof pursuant to Section 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby; or

            (k) Change of Control. A Change of Control shall occur; or

            (l) ERISA Events. Any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $5,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrowers, declare the Term Commitments of each Lender and the obligation of each Lender to make Term Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the

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consent, of the Required Lenders, by notice to the Borrowers, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under any Bankruptcy Law, (y) the Term Commitment of each Lender and the obligation of each Lender to make Term Advances shall automatically be terminated and (z) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.

                                  ARTICLE VII
                                    GUARANTY

            SECTION 7.01. Guaranty; Limitation of Liability. (a) Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all expenses (including, without limitation, fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party. This Guaranty is a guaranty of payment and not merely of collection.

            (b) Each Guarantor, the Administrative Agent and each Lender and, by its acceptance of the benefits of this Guaranty, each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Guarantors, the Administrative Agent, the Lenders and, by their acceptance of the benefits of this Guaranty, the other Secured Parties hereby irrevocably agree that the Obligations of each Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

            (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

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            SECTION 7.02. Guaranty Absolute. Each Guarantor guarantees that the
Guaranteed Obligations will be paid strictly in accordance with the terms of this Agreement and the other Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of this Agreement or the other Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrowers (or any of them) or any other Loan Party or whether the Borrowers (or any of them) or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

            (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrowers (or any of them), any other Loan Party or any of their Subsidiaries or otherwise;

            (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

            (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

            (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

            (f) any failure of the Administrative Agent or any other Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to the Administrative Agent or such other Secured Party (each Guarantor waiving any duty on the part of the Administrative Agent and each other Secured Party to disclose such information);

            (g) the failure of any other Person to execute or deliver this Agreement, any other Loan Document, any Guaranty Supplement, any Accession Agreement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

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            (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrowers (or any of them) or any other Loan Party or otherwise, all as though such payment had not been made.

            SECTION 7.03. Waivers and Acknowledgments. (a) Each Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any collateral.

            (b) Each Guarantor hereby unconditionally and irrevocably waives any right (including without limitation any such right arising under California Civil Code Section 2815) to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

            (c) Each Guarantor hereby unconditionally and irrevocably waives (i) any and all rights and defenses available to it by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Civil Code, including without limitation any and all rights or defenses such Guarantor may have by reason of protection afforded to the principal with respect to any of the Guaranteed Obligations, or to any other guarantor of any of the Guaranteed Obligations with respect to any of such guarantor's obligations under its guaranty, in either case pursuant to the antideficiency or other laws of the State of California limiting or discharging the principal's indebtedness or such guarantor's obligations, including without limitation Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure, (ii) any defense arising by reason of any claim or defense based upon an election of remedies by the Administrative Agent or any other Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any collateral and (iii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder. No other provision of the Guaranty shall be construed as limiting the generality of any of the covenants and waivers set forth in this paragraph. As provided below, this Guaranty shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York. This paragraph is included solely out of an abundance of caution, and shall not be construed to mean that any of the above-referenced provisions of California law are in any way applicable to this Guaranty or to any of the Guaranteed Obligations.

            (d) Each Guarantor waives any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against any Loan Party or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute (including without limitation under California Civil Code Section 2847, 2848 or 2849), under

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common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against any such Loan Party, (b) any right to enforce, or to participate in, any claim, right or remedy that any Secured Party now has or may hereafter have against any Loan Party, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Secured Party.

            (e) Each Guarantor acknowledges that the Administrative Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Administrative Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law (including, without limitation, Sections 580a and 580d of the California Code of Civil Procedure or any other law of any other jurisdiction having similar effect).

            (f) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of the Administrative Agent or any other Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower, any other Loan Party or any of their Subsidiaries now or hereafter known by the Administrative Agent or such other Secured Party.

            (g) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by this Agreement and the other Loan Documents and that the waivers set forth in
Section 7.02 and this Section 7.03 are knowingly made in contemplation of such benefits.

            SECTION 7.04. Subrogation. Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrowers (or any of them), any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guaranty, this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrowers (or any of them), any other Loan Party or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrowers (or any of them), any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Secured Hedge Agreements shall have expired or been terminated and the Term Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the latest date of expiration or termination of all Secured Hedge Agreements, and (c) the Maturity Date, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the

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Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) all Secured Hedge Agreements shall have expired or been terminated, and (iv) the Maturity Date shall have occurred, the Administrative Agent and the other Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor pursuant to this Guaranty.

            SECTION 7.05. Guaranty Supplements and Accession Agreements. Upon the execution and delivery by any Person of a Guaranty Supplement or an Accession Agreement, (a) such Person shall be referred to as an "ADDITIONAL GUARANTOR" and shall become and be a Guarantor hereunder, and each reference in this Agreement to a "Guarantor" or a "Loan Party" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a "Guarantor" shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to "this Agreement", "this Guaranty", "hereunder", "hereof" or words of like import referring to this Agreement and this Guaranty, and each reference in any other Loan Document to the "Loan Agreement", "Guaranty", "thereunder", "thereof" or words of like import referring to this Agreement and this Guaranty, shall mean and be a reference to this Agreement and this Guaranty as supplemented by such Guaranty Supplement or Accession Agreement.

            SECTION 7.06. Indemnification by Guarantors. (a) Without limitation on any other Obligations of any Guarantor or remedies of the Administrative Agent or the Secured Parties under this Agreement, this Guaranty or the other Loan Documents, each Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Administrative Agent, each other Secured Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party in connection with or as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms.

            (b) Each Guarantor hereby also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any of the Guarantors or any of their respective Affiliates or any of their respective officers, directors, employees, agents and advisors, and each Guarantor hereby agrees not to assert any claim against any Indemnified Party on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Term Facility, the actual or proposed use of the proceeds of the Term Advances, the Loan Documents or any of the transactions contemplated by the Loan Documents.

            SECTION 7.07. Subordination. Each Guarantor hereby subordinates any and all debts, liabilities and other Obligations owed to such Guarantor by each other Loan Party (the "SUBORDINATED OBLIGATIONS") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 7.07.

            (a) Prohibited Payments, Etc. Except during the continuance of a Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments or payments made in the ordinary course of business from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the

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      continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Administrative Agent otherwise agrees, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

            (b) Prior Payment of Guaranteed Obligations. In any proceeding under any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("POST PETITION INTEREST")) before such Guarantor receives payment of any Subordinated Obligations.

            (c) Turn-Over. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent on account of the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

            (d) Administrative Agent Authorization. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

            SECTION 7.08. Continuing Guaranty. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Maturity Date and (iii) the latest date of expiration or termination of all Secured Hedge Agreements, (b) be binding upon the Guarantors, their successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the other Secured Parties and their successors, transferees and assigns.

            SECTION 7.09. Recourse Nature of Guaranty; FLLP Cap Date. The Guaranteed Obligations shall be full recourse obligations of FLLP; provided, however, that notwithstanding any provision herein to the contrary, from and after the FLLP Cap Date, the aggregate liability of FLLP in respect of the Guaranteed Obligations shall be limited to an amount equal to the aggregate amount of Losses comprising Recourse Carve-Out Liabilities (the "FLLP CAP"). The FLLP Cap shall be reduced only by the final payments in such amount made by the Borrowers in respect of their Obligations under the Loan Documents. The Guaranteed Obligations shall at all times be full recourse obligations of each Guarantor other than FLLP.

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                                  ARTICLE VIII
                                   THE AGENTS

            SECTION 8.01. Authorization and Action; Appointment of Supplemental Collateral Agents. (a) Each Lender (on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrowers pursuant to the terms of this Agreement. Notwithstanding anything to the contrary in any Loan Document, no Person identified as a syndication agent, documentation agent, senior manager, sole lead arranger or sole book running manager, in such Person's capacity as such, shall have any obligations or duties to any Loan Party, the Administrative Agent or any other Secured Party under any of such Loan Documents.

            (b) Anything contained herein or in the Collateral Documents to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more trustees, co-trustees, collateral co-agents or collateral subagents (each, a "SUPPLEMENTAL COLLATERAL AGENT") with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Supplemental Collateral Agent with respect to any Collateral, (i) such Supplemental Collateral Agent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent under the Collateral Documents with respect to such Collateral; (ii) such Supplemental Collateral Agent shall be deemed to be an "Agent" for purposes of this Agreement and the other Loan Documents, and the provisions of this Article and Section
9.04 hereof that refer to the Agents (or either of them) shall inure to the benefit of such Supplemental Collateral Agent, and all references therein and in the other Loan Documents to the Collateral Agent shall be deemed to be references to the Collateral Agent and/or such Supplemental Collateral Agent, as the context may require; and (iii) the term "Collateral Agent", when used herein or in any applicable Collateral Document in relation to the Liens on or security interests in such Collateral granted in favor of the Collateral Agent, and any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall be deemed to include such Supplemental Collateral Agent; provided, however, that no such Supplemental Collateral Agent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent. Should any instrument in writing from any Borrower or any other Loan Party be required by any Supplemental Collateral Agent so appointed by the Collateral Agent to more fully or certainly vest in and confirming to such Supplemental Collateral Agent such rights, powers, privileges and duties, the applicable Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Agent. If any Supplemental Collateral Agent, or successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall automatically vest in and be exercised by the Collateral Agent until the appointment of a new Supplemental Collateral Agent.

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            SECTION 8.02. Agents' Reliance, Etc. Neither any Agent nor any of
its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (a) in the case of the Administrative Agent, may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, as provided in Section 9.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance, observance or satisfaction of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or the existence at any time of any Default under the Loan Documents or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex or other electronic communication) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 8.03. CNAI and Affiliates. With respect to its Term Commitment, the Term Advances made by it and the Notes issued to it, CNAI shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include CNAI in its individual capacity. CNAI and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any Subsidiary of any Loan Party and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if CNAI were not the Administrative Agent or the Collateral Agent and without any duty to account therefor to the Lenders.

            SECTION 8.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 8.05. Indemnification by Lenders. (a) Each Lender severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrowers) from and against such Lender's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or

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disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the "INDEMNIFIED COSTS"); provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrowers. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 8.05 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person.

            (b) For purposes of this Section 8.05, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to their respective Term Commitments at such time. The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender hereunder, the agreement and obligations of each Lender contained in this Section 8.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

            SECTION 8.06. Successor Agents. Any Agent may resign at any time by giving 30 days' prior written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders; provided, however, that any removal of the Administrative Agent will not be effective until it has been replaced as Collateral Agent and released from all obligations in respect thereof. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent (which successor Agent shall, provided no Event of Default shall then have occurred and by continuing, be reasonably acceptable to the Borrowers). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent (which successor Agent shall, provided no Event of Default shall then have occurred and by continuing, be reasonably acceptable to the Borrowers), which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages and Assignments of Leases, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 8.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Agent's resignation or removal shall become effective, (ii) the retiring Agent shall

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thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as an Agent shall have become effective, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

            SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed by the applicable Loan Party and signed or consented to by the Administrative Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time: (i) change the number of Lenders or the percentage of (x) the Term Commitments or (y) the aggregate unpaid principal amount of the Term Advances that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (ii) release the Borrowers (or any of them) with respect to the Obligations (except to the extent permitted pursuant to the last sentence of Section 5.02(d)) or, except to the extent expressly permitted under this Agreement, reduce or limit the obligations of any Guarantor under Article VII or release such Guarantor or otherwise limit such Guarantor's liability with respect to the Guaranteed Obligations, (iii) release all or substantially all of the Collateral (other than pursuant to Section 5.02(e) or 9.11), (iv) amend this Section 9.01, (v) increase the Term Commitments of the Lenders or subject the Lenders to any additional obligations,
(vi) reduce the principal of, or interest on, the Obligations of the Loan Parties under the Loan Documents or any fees or other amounts payable thereunder, (vii) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder or (viii) extend the Maturity Date (other than as provided by Section 2.15); provided further that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Collateral Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent or the Collateral Agent, as the case may be, under this Agreement or the other Loan Documents.

            SECTION 9.02. Notices, Etc. (a) All notices and other communications provided for hereunder shall be either (x) in writing (including telecopier or telegraphic communication) and mailed, telecopied, telegraphed or delivered, (y) as and to the extent set forth in Section 9.02(b) and in the proviso to this
Section 9.02(a), in an electronic medium and delivered as set forth in Section 9.02(b) or (z) as and to the extent expressly permitted in this Agreement, transmitted by e-mail, provided that such e-mail shall in all cases include an attachment (in PDF format or similar format) containing a legible signature of the person providing such notice, if to any Loan Party, at c/o FelCor Lodging Trust Incorporated, 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062-3933, Attention: Andrew J. Welch or, if applicable, at awelch@felcor.com (and in the case of transmission by e-mail, with a copy by U.S. mail to the attention of Andrew J. Welch and Joel Eastman at 545 E. John Carpenter Freeway, Suite 1300, Irving, Texas 75062-3933); if to the Initial Lender, at its Domestic Lending Office or, if applicable, at the e-mail address specified opposite its name on Schedule I hereto (and in the case of a transmission by e-mail, with a copy by U.S. mail to its Domestic Lending Office); if to any other Lender, at its Domestic Lending Office or, if applicable, at the e-mail address specified in the Assignment and Acceptance pursuant to which it became a Lender (and

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in the case of a transmission by e-mail, with a copy by U.S. mail to its
Domestic Lending Office); and if to the Administrative Agent or the Collateral Agent, at its address at Two Penns Way, Suite 100, New Castle, Delaware 19720,
Attention: Annemarie E. Pavco, Global Loans, or, if applicable, at annemarie.e.pavco@citigroup.com (and in the case of a transmission by e-mail, with a copy by U.S. mail to Two Penns Way, Suite 110, New Castle, Delaware 19720, Attention: Annemarie E. Pavco, Global Loans) or, as to any Loan Party or any Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Administrative Agent. All such notices and communications shall, when mailed, telecopied, telegraphed or e-mailed, be effective when deposited in the mails, telecopied, delivered to the telegraph company or confirmed by e-mail, respectively, except that notices and communications to any Agent pursuant to Article II, III or VIII or to the Collateral Agent under the Collateral Documents shall not be effective until received by such Agent or the Collateral Agent, as the case may be. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

            (b) So long as CNAI is the Administrative Agent, materials required to be delivered pursuant to Sections 5.03(a), (b), (c), (d), (e) and (i) shall be delivered to the Administrative Agent in an electronic medium in a format acceptable to the Administrative Agent and the Lenders by e-mail at oploanswebadmin@citigroup.com. Each Borrower agrees that the Administrative Agent may make such materials, as well as any other written information, documents, instruments and other material relating to any Borrower, any Loan Party, any of their Subsidiaries or any other materials or matters relating to this Agreement, the Notes or any of the transactions contemplated hereby (collectively, the "COMMUNICATIONS") available to the Lenders by posting such notices on Intralinks or a substantially similar electronic transmission system (the "PLATFORM"). Each Borrower acknowledges that (i) the distribution of material through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with such distribution, (ii) the Platform is provided "as is" and "as available" and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, adequacy or completeness of the Communications or the Platform and each expressly disclaims liability for errors or omissions in the Communications or the Platform. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by the Administrative Agent or any of its Affiliates in connection with the Platform.

            (c) Each Lender agrees that notice to it (as provided in the next sentence) (a "NOTICE") specifying that any Communications have been posted to the Platform shall constitute effective delivery of such information, documents or other materials to such Lender for purposes of this Agreement, provided that if requested by any Lender, the Administrative Agent shall deliver a copy of the Communications to such Lender by e-mail or telecopier. Each Lender agrees (i) to notify the Administrative Agent in writing of such Lender's e-mail address to which a Notice may be sent by electronic transmission (including by electronic communication) on or before the date such Lender becomes a party to this Agreement (and from time to time thereafter to ensure that the Administrative Agent has on record an effective e-mail address for such Lender) and (ii) that any Notice may be sent to such e-mail address.

            SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any

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other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 9.04. Costs and Expenses. (a) Each Loan Party agrees jointly and severally to pay on demand (i) all reasonable out-of-pocket costs and expenses of each Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses, (B) the reasonable fees and expenses of counsel for such Agent with respect thereto (including, without limitation, with respect to reviewing and advising on any matters required to be completed by the Loan Parties on a post-closing basis), with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto and (C) the reasonable fees and expenses of counsel for such Agent with respect to the preparation, execution, delivery and review of any documents and instruments at any time delivered pursuant to Section 5.01(j)) and (ii) all reasonable out-of-pocket costs and expenses of each Agent and each Lender in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for such Agent and each Lender with respect thereto).

            (b) Each Loan Party agrees to indemnify, defend and save and hold harmless each Indemnified Party from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Term Facility, the actual or proposed use of the proceeds of the Term Advances, the Loan Documents or any of the transactions contemplated thereby or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Loan Documents are consummated. Each Loan Party also agrees not to assert any claim against any Agent, any Lender or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Term Advances, the Loan Documents or any of the transactions contemplated by the Loan Documents.

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            (c) If any payment of principal of, or Conversion of, any Eurodollar
Rate Advance is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Term Advance, as a result of a payment or Conversion pursuant to Section 2.05, 2.08(b)(i) or 2.09(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or if the Borrowers fail to make any payment or prepayment of a Term Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.03, 2.05 or 6.01 or otherwise, the Borrowers shall, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Term Advance.

            (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by any Agent or any Lender, in its sole discretion.

            (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower and the other Loan Parties contained in Sections
2.09 and 2.11, Sections 7.06 and 7.09 and this Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

            SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender or such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the Obligations of such Borrower or such Loan Party now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. If such deposits are not pledged pursuant to a valid security agreement, the prior written consent of the Administrative Agent shall be obtained before any right of set-off shall be exercised. Each Agent and each Lender agrees promptly to notify such Borrower or such Loan Party after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender and their respective Affiliates under this Section 9.05 are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender and their respective Affiliates may have.

            SECTION 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Initial Borrower and each Guarantor named on the signature pages hereto and the Administrative Agent shall have been notified by the Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of each Borrower and Guarantor named on the signature pages hereto and each Agent and each Lender

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and their respective successors and assigns, except that no Borrower or any other Loan Party shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

            SECTION 9.07. Assignments and Participations; Replacement Notes. (a) At any time following the six-month anniversary of the Closing Date, each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Term Commitment, the Term Advances owing to it and the Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of the Term Facility, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or a Fund Affiliate of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Term Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof (or such lesser amount as shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Borrowers),
(iii) each such assignment shall be to an Eligible Assignee, (iv) no such assignments shall be permitted at any time without the consent of the Administrative Agent (which consent shall not be unreasonably withheld) and (v) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and, except if such assignment is being made by a Lender to an Affiliate or Fund Affiliate of such Lender, a processing and recordation fee of $3,500.

            (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, hereunder and (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.09, 2.11, 7.06, 7.09, 8.05, and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

            (c) By executing and delivering an Assignment and Acceptance, each Lender assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto;
(ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto;
(iii) such assignee confirms that it has received a copy of this Agreement, together with copies of

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the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

            (d) The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Term Commitment of, and principal amount of the Term Advances owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit D hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers and each other Agent. In the case of any assignment by a Lender, within five Business Days after their receipt of such notice, each Borrower, at its own expense, shall, if requested by the applicable Lender, execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a substitute Note to the order of such Eligible Assignee in an amount equal to the Term Commitment assumed by it pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Term Commitment hereunder, a substitute Note to the order of such assigning Lender in an amount equal to the Term Commitment retained by it hereunder. Such substitute Note or Notes, if any, shall be in an aggregate principal amount up to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A hereto.

            (f) Each Lender may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Term Commitment, the Term Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Term Commitment) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any

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consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral and (vi) if, at the time of such sale, such Lender was entitled to payments under Section 2.11(a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to such participant on such date, provided that such participant complies with the requirements of Section 2.11(e) as if it were a Lender hereunder.

            (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Loan Parties (or any of them) furnished to such Lender by or on behalf of any Loan Party; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender.

            (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Term Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            (i) Upon notice to the Borrowers from the Administrative Agent or any Lender of the loss, theft, destruction or mutilation of any Lender's Note, the Borrowers will execute and deliver, in lieu of such original Note, a replacement promissory note, identical in form and substance to, and dated as of the same date as, the Note so lost, stolen or mutilated, subject to delivery by such Lender to the Borrowers of an affidavit of lost note and indemnity in customary form. Upon the execution and delivery of the replacement Note, all references herein or in any of the other Loan Documents to the lost, stolen or mutilated Note shall be deemed references to the replacement Note.

            SECTION 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

            SECTION 9.09. Confidentiality. Neither any Agent nor any Lender shall disclose any Confidential Information to any Person without the consent of the Borrowers, other than (a) to such Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender and (d) to any rating agency when required by it, provided that, prior to any such

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disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender.

            SECTION 9.10. Release of Collateral. (a) Upon the sale, lease, transfer or other disposition of any item of Collateral of any Loan Party (including, without limitation, (i) as a result of the sale of the Equity Interests in the Loan Party that owns such Collateral, and (ii) any Transfer pursuant to Section 5.02(e)) that is permitted in accordance with the terms of the Loan Documents, then, in either such event, the Collateral Agent will, at the Borrowers' expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Document in accordance with the terms of the Loan Documents.

            (b) Upon the latest to occur of (i) the payment in full in cash of the Secured Obligations, (ii) the termination or expiration of all Secured Hedge Agreements, and (iii) the Maturity Date, the Liens granted by the Collateral Documents shall terminate and all rights to the Collateral shall revert to the applicable Loan Party. Upon any such termination, the Collateral Agent will, at the Borrowers' expense, execute and deliver to the applicable Loan Parties such documents as such Loan Parties shall reasonably request to evidence such termination.

            SECTION 9.11. Patriot Act Notification. Each Lender and each Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the "PATRIOT ACT"), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender or such Agent, as applicable, to identify such Loan Party in accordance with the Patriot Act. The Loan Parties shall, and shall cause each of their Subsidiaries to, provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Agents or any Lenders in order to assist the Administrative Agent and the Lenders in maintaining compliance with the Patriot Act.

            SECTION 9.12. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent

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

permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            SECTION 9.13. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 9.14. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE OTHER LOAN PARTIES, THE AGENTS AND THE LENDERS IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE TERM ADVANCES OR THE ACTIONS OF ANY AGENT OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

                   [Balance of page intentionally left blank]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                      INITIAL BORROWER:

                                           FELCOR TRS BORROWER 1, L.P.

                                           By: FELCOR TRS BORROWER GP 1,
                                               L.L.C., its General Partner

                                               By /s/ Joel M. Eastman
                                                  -----------------------------
                                                  Name: JOEL M. EASTMAN
                                                  Title: VICE PRESIDENT

                                      TRS GUARANTOR:

                                           FELCOR TRS GUARANTOR, L.P.

                                           By: FELCOR TRS GUARANTOR GP,
                                               L.L.C., its General Partner

                                               By /s/ Joel M. Eastman
                                                  -----------------------------
                                                  Name: JOEL M. EASTMAN
                                                  Title: VICE PRESIDENT

                                      FLLP:

                                           FELCOR LODGING LIMITED
                                           PARTNERSHIP

                                           By: FELCOR LODGING TRUST
                                               INCORPORATED, its General Partner

                                               By /s/ Joel M. Eastman
                                                  -----------------------------
                                                  Name: JOEL M. EASTMAN
                                                  Title:VICE PRESIDENT

Credit Agreement Signature Page

                                       INITIAL LENDER, ADMINISTRATIVE AGENT
                                       AND COLLATERAL AGENT:

                                            CITICORP NORTH AMERICA, INC.

                                            By /s/ David Bouton
                                               -----------------------------
                                               Name: DAVID BOUTON
                                               Title: VICE PRESIDENT

Credit Agreement Signature Page

                             SCHEDULES AND EXHIBITS

                              INTENTIONALLY OMITTED

                                      Sch 1